                                                                    Exhibit 10.5




[H & P LOGO]








                                CREDIT AGREEMENT


                               dated July 16, 2002


                                      among


                  HELMERICH & PAYNE INTERNATIONAL DRILLING CO.


                             HELMERICH & PAYNE, INC.


                               THE SEVERAL LENDERS
                         FROM TIME TO TIME PARTY HERETO


                                       and


                     BANK OF OKLAHOMA, NATIONAL ASSOCIATION,
                             as Administrative Agent

                                TABLE OF CONTENTS

                                                                                                             Page
                                                                                                             ----
ARTICLE I - DEFINITIONS.......................................................................................1
1.1      Definitions..........................................................................................1
1.2      Construction and Interpretation.....................................................................18
1.3      Accounting Terms....................................................................................18
ARTICLE II - TERMS OF THE CREDIT FACILITY....................................................................18
2.1      Commitments.........................................................................................18
2.2      Method of Borrowing.................................................................................19
2.3      Continuation and Conversion.........................................................................21
2.4      Notes...............................................................................................22
2.5      Reduction, Termination and Extension of Revolving Commitments.......................................23
2.6      Additional Provisions Relating to Letters of Credit.................................................23
2.7      Additional Provisions Relating to Swingline Loans...................................................28
2.8      Pro Rata Treatment..................................................................................28
2.9      Records of Loans....................................................................................29
ARTICLE III - INTEREST, FEES AND REPAYMENT...................................................................30
3.1      Interest............................................................................................30
3.2      Fees................................................................................................30
3.3      Maturity; Repayment.................................................................................31
3.4      Prepayments.........................................................................................32
3.5      Sharing of Payments.................................................................................32
3.6      Payments............................................................................................33
3.7      Computations of Interest and Fees...................................................................33
3.8      Maximum Lawful Interest Rate........................................................................33
ARTICLE IV - YIELD PROTECTION; OTHER PROVISIONS RELATING TO CREDIT FACILITY..................................34
4.1      Capital Adequacy....................................................................................34
4.2      Limitation on LIBOR Rate Loans......................................................................34
4.3      Illegality..........................................................................................34
4.4      Requirements of Law.................................................................................35
4.5      Treatment of Affected Loans.........................................................................36
4.6      Taxes...............................................................................................36
4.7      Compensation........................................................................................39
4.8      Replacement of Lenders..............................................................................39
ARTICLE V - CLOSING; CONDITIONS PRECEDENT....................................................................40
5.1      Closing Date........................................................................................40
5.2      Closing Conditions..................................................................................40
5.3      Conditions to All Extensions of Credit..............................................................42
ARTICLE VI - REPRESENTATIONS AND WARRANTIES..................................................................43
6.1      Organization; Existence; Compliance with Law........................................................43
6.2      Existence and Authorization.........................................................................43
6.3      Enforceability......................................................................................44

6.4      No Legal Bar........................................................................................44
6.5      Financial Condition.................................................................................44
6.6      No Material Litigation and Disputes.................................................................44
6.7      No Defaults.........................................................................................45
6.8      Ownership and Operation of Property.................................................................45
6.9      Licenses............................................................................................45
6.10     No Burdensome Restrictions..........................................................................45
6.11     Taxes...............................................................................................45
6.12     ERISA Matters.......................................................................................45
6.13     Governmental Regulations............................................................................46
6.14     Subsidiaries........................................................................................47
6.15     Purpose of Extensions of Credit.....................................................................47
6.16     Environmental Matters...............................................................................48
6.17     Labor Matters.......................................................................................48
6.18     No Material Misstatements...........................................................................49
ARTICLE VII - AFFIRMATIVE COVENANTS..........................................................................49
7.1      Reporting Requirements..............................................................................49
7.2      Preservation of Existence and Franchises............................................................51
7.3      Books and Records...................................................................................51
7.4      Compliance with Law.................................................................................52
7.5      Payment of Taxes and Other Indebtedness.............................................................52
7.6      Insurance...........................................................................................52
7.7      Maintenance of Property.............................................................................52
7.8      Performance of Obligations..........................................................................52
7.9      Use of Proceeds.....................................................................................52
7.10     Audits/Inspections..................................................................................52
7.11     Financial Covenants.................................................................................53
7.12     Liquidity Maintenance...............................................................................53
7.13     Additional Guarantors...............................................................................53
ARTICLE VIII - NEGATIVE COVENANTS............................................................................54
8.1      Indebtedness........................................................................................54
8.2      Liens...............................................................................................54
8.3      Merger and Consolidation............................................................................55
8.4      Dissolution.........................................................................................56
8.5      Asset Dispositions..................................................................................56
8.6      Transactions with Affiliates........................................................................57
8.7      Fiscal Year; Organizational Documents...............................................................57
8.9      Contingent Debt.....................................................................................57
ARTICLE IX - EVENTS OF DEFAULT...............................................................................58
9.1      Events of Default...................................................................................58
9.2      Acceleration; Remedies..............................................................................61
9.3      Waiver of Event of Default..........................................................................61
9.4      Allocation of Payments After Event of Default.......................................................62
ARTICLE X - AGENCY PROVISIONS................................................................................63
10.1     Appointment, Powers and Immunities..................................................................63

10.2     Reliance by Administrative Agent....................................................................63
10.3     Defaults............................................................................................64
10.4     Rights as a Lender..................................................................................64
10.5     Indemnification.....................................................................................64
10.6     Non-Reliance on Administrative Agent and Other Lenders..............................................65
10.7     Successor Administrative Agent......................................................................65
ARTICLE XI - PARENT GUARANTY.................................................................................65
ARTICLE XII - GENERAL PROVISIONS.............................................................................67
12.1     Notices.............................................................................................67
12.2     Right of Set-Off; Adjustments.......................................................................68
12.3     Benefit of Agreement................................................................................69
12.4     No Waiver; Remedies Cumulative......................................................................71
12.5     Expenses; Indemnification...........................................................................71
12.6     Amendments, Waivers and Consents....................................................................72
12.7     Counterparts........................................................................................74
12.8     Headings............................................................................................74
12.9     Survival............................................................................................74
12.10    Governing Law.......................................................................................74
12.11    Waiver of Jury Trial................................................................................74
12.12    Severability........................................................................................74
12.13    Entire Agreement....................................................................................75
12.14    Binding Effect......................................................................................75
12.15    Termination.........................................................................................75
12.16    Confidentiality.....................................................................................75
12.17    Spinoff/Merger; Other Proposed Transactions.........................................................76

                             SCHEDULES AND EXHIBITS

SCHEDULES

Schedule 1.1      Material Subsidiaries
Schedule 2.6(a)   Existing Letters of Credit
Schedule 6.5      Subsequent Events
Schedule 6.14     Subsidiaries
Schedule 6.17     Labor Matters
Schedule 7.6      Insurance

EXHIBITS

Exhibit "A"       Form of Promissory Note
Exhibit "A-1"     Form of Swingline Note
Exhibit "B"       Form of Subsidiary Guaranty Agreement
Exhibit "C"       Form of Notice of Borrowing
Exhibit "D"       Form of Notice of Request for Letter of Credit
Exhibit "E"       Form of Notice of Continuation/Conversion
Exhibit "F"       Form of Opinion
Exhibit "G"       Form of Compliance Certificate
Exhibit "H"       Form of Assignment and Acceptance

                                CREDIT AGREEMENT

         THIS CREDIT AGREEMENT (this "Agreement"), dated July 16, 2002, is entered into by and among HELMERICH & PAYNE INTERNATIONAL DRILLING CO., a Delaware corporation (the "Borrower"), HELMERICH & PAYNE, INC., a Delaware corporation (the "Parent"), the Lenders (as hereinafter defined), and BANK OF OKLAHOMA, NATIONAL ASSOCIATION, as Administrative Agent for the Lenders (in such capacity, the "Administrative Agent"), with reference to the following:

         A. The Borrower is primarily engaged in the business of the contract drilling of oil and gas wells for others.

         B. The Borrower has requested that the Lenders provide a revolving credit facility in the maximum principal amount of $125,000,000 to be used for the purposes hereinafter stated.

         C. The Lenders have agreed to establish the requested revolving credit facility in favor of the Borrower on the terms and conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

         1.1 Definitions. As used in this Agreement, the following terms have the meanings specified below, unless the context otherwise requires:

         "Adjusted LIBOR Rate" means, with respect to any LIBOR Rate Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by the Administrative Agent to be equal to the quotient obtained by dividing (a) the LIBOR Rate for such LIBOR Rate Loan for such Interest Period by (b) 1 minus the Eurodollar Reserve Requirement for such LIBOR Rate Loan for such Interest Period.

         "Administrative Agent Fee Letter" means the letter agreement dated as of the date hereof between the Borrower and the Administrative Agent, as amended, modified, restated or supplemented from time to time.

         "Affiliate" means, with respect to any Person, any other Person (i) directly or indirectly controlling or controlled by or under direct or indirect common control with such Person or (ii) directly or indirectly owning or holding five percent (5%) or more of the Capital Stock in such Person. For purposes of this definition, "control" means when used with respect to any Person, the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

         "Aggregate Revolving Committed Amount" means the aggregate amount of Revolving Commitments in effect from time to time, as referenced in Section 2.1(a), as such amounts may be reduced from time to time pursuant to Section
2.5. The initial Aggregate Revolving Committed Amount is $125,000,000.

         "Agreement" (and such terms as "herein," "hereof," "hereto," "hereby," "hereunder" and the like) means and refers to this Credit Agreement, together with all exhibits and schedules attached hereto, as it may be amended, modified, restated or supplemented from time to time,

         "Applicable Lending Office" means, for each Lender, the office of such Lender (or of an Affiliate of such Lender) as such Lender may from time to time specify to the Administrative Agent and the Borrower by written notice as the office at which its LIBOR Rate Loans are made and maintained.

         "Applicable Margins" means, for any day, the rates per annum set forth below opposite the applicable Consolidated Debt to EBITDA Ratio, it being understood that (i) the Applicable Margin for LIBOR Rate Loans shall be the percentage set forth under the column "LIBOR Rate Loans," and (ii) the Applicable Margin for Prime Rate Loans shall be the percentage set forth under the column "Prime Rate Loans."

                         Consolidated Debt to EBITDA
    Pricing Level                   Ratio                     LIBOR Rate Loans              Prime Rate Loans
    -------------        ---------------------------          ----------------              ----------------
        Tier I                Less than 2.0:1.0           (Plus) 0.875% (87.5 bps)      (Minus) 1.750% (175 bps)
       Tier II             Greater than or equal to      (Plus) 1.125% (112.5 bps)      (Minus) 1.500% (150 bps)
                                   2.0:1.0

Until the first Rate Determination Date, the Applicable Margins shall those applicable to the "Tier I Pricing Level" shown in the table above. The Applicable Margins shall be determined and adjusted, if appropriate, quarterly on each Rate Determination Date; provided that in the event the applicable Required Financial Information is not delivered to the Administrative Agent by the date required by Section 7.1(a) or 7.1(b), as applicable, the Applicable Margins shall be based on the highest pricing level until such time as the Required Financial Information is delivered. Subject to such proviso, each Applicable Margin shall be effective from one Rate Determination Date until the next Rate Determination Date. The Administrative Agent shall determine the appropriate Applicable Margins promptly upon receipt of the Required Financial Information and shall promptly notify the Borrower and the Lenders of any changes therein. Such determinations by the Administrative Agent shall be conclusive, absent manifest error. Adjustments in the Applicable Margins shall be effective as to existing Extensions of Credit as well as new Extensions of Credit made thereafter.

         "Asset Disposition" means and includes the sale, lease (including any Sale/Leaseback Transaction), transfer or other disposition of any Property by a member of the Consolidated

Group (including the Capital Stock of a Subsidiary), whether pursuant to a single transaction or a series of related transactions.

         "Bank of Oklahoma" means Bank of Oklahoma, National Association, and its successors.

         "Bank One Agreement" means the Credit Agreement dated as of October 27, 1998, between the Parent and Bank One, Oklahoma, N.A., as amended pursuant to a First Amendment to Credit Agreement dated as of May 20, 1999, as assigned to and assumed by the Borrower pursuant to an Assignment and Assumption Agreement dated as of July 16, 2002, among the Parent, the Borrower and Bank One, Oklahoma, N.A., as further amended pursuant to a Second Amendment dated as of July 16, 2002, among the Parent, the Borrower and Bank One, Oklahoma, N.A., and as it may be further amended, supplemented, assigned or otherwise modified from time to time.

         "Bankruptcy Code" means the United States Bankruptcy Code (Title 11 of the United States Code), as amended, modified, succeeded or replaced from time to time.

         "Bankruptcy Event" means, with respect to any Person, the occurrence of any of the following with respect to such Person: (i) a court or governmental agency having jurisdiction in the premises shall enter a decree or order for relief in respect of such Person in an involuntary case under the Bankruptcy Code or any other applicable insolvency or other similar Law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Person or for any substantial part of its Property or ordering the winding up or liquidation of its affairs; or (ii) there shall be commenced against such Person an involuntary case under the Bankruptcy Code or any other applicable insolvency or other similar Law now or hereafter in effect, or any case, proceeding or other action for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Person or for any substantial part of its Property or for the winding up or liquidation of its affairs, and such involuntary case or other case, proceeding or other action shall remain undismissed, undischarged or unbonded for a period of 90 consecutive days; or (iii) such Person shall commence a voluntary case under the Bankruptcy Code or any other applicable insolvency or other similar Law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Person or for any substantial part of its Property or make any general assignment for the benefit of creditors; or (iv) such Person shall be unable to pay or shall fail to pay, or shall admit in writing its inability to pay, its debts generally as they become due.

         "Business Day" means a day other than a Saturday, Sunday or other day on which commercial banks in Tulsa, Oklahoma, or New York, New York, are authorized or required by law to be closed, except that, when used in connection with a LIBOR Rate Loan, such day shall also be a day on which dealings between banks are carried on in Dollar deposits in London, England.

         "Capital Lease" means, as applied to any Person, any lease of any Property (whether real, personal or mixed) by that Person as lessee which, in accordance with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person.

         "Capital Stock" means (i) in the case of a corporation, capital stock,
(ii) in the case of a partnership, partnership interests (whether general or limited), (iii) in the case of a limited liability company, membership interests, (iv) in the case of an association or other business entity, shares, interests, participations, rights or other equivalents (however designated) of capital stock, and (v) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

         "Change of Control" means (i) the acquisition by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the SEC under the Securities Exchange Act) of 35% or more of the outstanding shares of Voting Stock of the Parent, (ii) the existence of any circumstance or the occurrence of any event whereby the individuals who comprise the Incumbent Board shall cease for any reason to constitute at least two-thirds of the voting members of the Board of Directors of the Parent, or (iii) the failure of the Borrower to be and remain a wholly-owned Subsidiary of the Parent (unless the Borrower and the Parent have been merged or consolidated with each other in a merger or consolidation permitted by Section 8.3(ii)). For purposes of this definition, the "Incumbent Board" means the individuals who are members of the Board of Directors of the Parent as of the Closing Date and any individual who is hereafter elected to the Board of Directors by the Parent's common stockholders after his or her nomination for election as a new director is approved by a vote of at least two-thirds of the Incumbent Board, provided, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumes office as a result of either an actual or threatened "election contest" (as described in Rule 14A-11 of the SEC promulgated under the Securities Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors, including an individual elected by reason of any agreement intended to avoid or settle any election contest or proxy contest.

         "Charter Documents" means, with respect to any Credit Party, its Articles or Certificate of Incorporation, Articles of Organization or other similar publicly-filed organizational documents, and its bylaws, partnership agreement, operating agreement and other similar internal governance documents, as the same may be amended or modified from time to time (subject to the terms of this Agreement).

         "Cimarex" means Cimarex Energy Co., a Delaware corporation, formerly known as Helmerich & Payne Exploration and Production Co.

         "Closing Date" means the time and date, as specified in Section 5.1, on which the initial Extensions of Credit are made hereunder.

         "Commitment Period" means the period from and including the Closing Date to but not including the earlier of (i) the Revolving Commitment Termination Date, or (ii) the date on which the Revolving Commitments terminate in accordance with the provisions of this Agreement.

         "Commitments" means any of the Revolving Commitments, the LOC Commitments or the Swingline Commitments.

         "Committed Amount" means any of the Revolving Committed Amount, the LOC Committed Amount or the Swingline Committed Amount, as applicable.

         "Consolidated Debt to Capitalization Ratio" means, for the Consolidated Group as of the last day of each fiscal quarter, the ratio of (i) Consolidated Total Funded Debt on such day, minus the aggregate amount of any Funded Debt incurred as the direct result of Forward Sale Contracts relating to securities held in the Investment Portfolio, as long as such Funded Debt is fully secured by Marketable Securities, to (ii) Consolidated Total Capitalization on such day.

         "Consolidated Debt to EBITDA Ratio" means, for the Consolidated Group as of the last day of each fiscal quarter, the ratio of (i) Consolidated Total Funded Debt on such day, minus the sum of (A) the aggregate amount of any Funded Debt incurred as the direct result of Forward Sale Contracts relating to securities held in the Investment Portfolio, as long as such Funded Debt is fully secured by Marketable Securities, and (B) an amount equal to the after-tax fair market value of the cash, cash equivalents and Marketable Securities held in the Investment Portfolio (excluding any securities which are subject to a Forward Sale Contract or which secure any margin loan, Forward Sale Contract or other Indebtedness), to (ii) Consolidated EBITDA for the period of four consecutive fiscal quarters ending as of such day. In no event, however, shall the amount determined under clause (i) be less than zero.

         "Consolidated EBITDA" means, for any period for the Consolidated Group, the sum of (i) net income (or loss) determined on a consolidated basis in accordance with GAAP, plus (ii) to the extent deducted in determining consolidated net income, (A) all interest expense (net of interest income), including the amortization of debt discount and premium, and the interest component under Capital Leases, (B) income taxes, (C) depreciation and amortization, (D) non-recurring, non-cash charges and adjustments, in either case related to impairment of long-lived assets, and (E) other non-cash extraordinary items, in each case determined on a consolidated basis in accordance with GAAP, minus (iii) to the extent included in determining consolidated net income, non-recurring gains (including gains on the sale of Marketable Securities), in each case determined on a consolidated basis in accordance with GAAP; provided, however, that Consolidated EBITDA shall exclude any EBITDA attributable to or arising from the oil and gas exploration and production business of the Consolidated Group.

         "Consolidated Group" means the Parent and its Subsidiaries.

         "Consolidated Tangible Net Worth" means, as of any date, consolidated shareholders' equity or net worth of the Consolidated Group, as determined in accordance with GAAP, minus intangible assets of the Consolidated Group, as determined in accordance with GAAP, including (i) deferred charges, (ii) the amount of any write-up in the book value of any assets reflected on any balance sheet resulting from revaluation thereof or any write-up in excess of the cost of such assets acquired (excluding Marketable Securities), and (iii) the aggregate of all amounts reflected on the assets side of any such balance sheet for franchises, licenses, permits, patents, patent applications, copyrights, trademarks, trade names, goodwill, experimental or organizational expenses and other like intangibles.

         "Consolidated Total Capitalization" means, as of any date, the sum of Consolidated Total Funded Debt and Consolidated Tangible Net Worth, each calculated at such time.

         "Consolidated Total Funded Debt" means, as of any date, the aggregate Funded Debt of the Consolidated Group determined on a consolidated basis in accordance with GAAP.

         "Contingent Debt" means, with respect to any Person, without duplication, any contingent liabilities, obligations or indebtedness of such Person (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection), including (i) any obligations or similar undertakings to guarantee any Indebtedness of any other Person in any manner, whether direct or indirect, and including any obligation to purchase any such Indebtedness or any Property constituting security therefor, to advance or provide funds or other support for the payment or purchase of any such Indebtedness or to maintain working capital, solvency or other balance sheet condition of such other Person (including keep well agreements, maintenance agreements, comfort letters or similar agreements or arrangements) for the benefit of any holder of Indebtedness of such other Person, to lease or purchase Property, securities or services primarily for the purpose of assuring the holder of such Indebtedness, or otherwise to assure or hold harmless the holder of such Indebtedness against loss in respect thereof, (ii) obligations to indemnify other Persons against liability or loss, to the extent not arising in the ordinary course of business, and (iii) warranty obligations and other contractually assumed obligations, to the extent not arising in the ordinary course of business.

         "Contractual Obligation" means, as to any Person, any provision of any security issued or guaranteed by such Person or of any material agreement, instrument or undertaking to which such Person is a party or by which it or any of its Property is bound.

         "Credit Documents" means a collective reference to this Agreement, the Notes, the Subsidiary Guaranty, each Subsidiary Guaranty Joinder Agreement, the LOC Documents, the Administrative Agent Fee Letter, the Fee Letter, and all other related agreements and documents issued or delivered hereunder or thereunder or pursuant hereto or thereto (in each case as the same may be amended, modified, restated, supplemented, extended, renewed or replaced from time to time), and "Credit Document" means any one of them.

         "Credit Parties" means, collectively, the Borrower, the Parent and the Material Subsidiaries, and "Credit Party" means any one of them.

         "Default" means any event, act or circumstance which, with the giving of notice or the lapse of time, or both, would constitute an Event of Default.

         "EBITDA" means, for any period and for any member of the Consolidated Group, the sum of (i) its net income (or loss) determined in accordance with GAAP, plus (ii) to the extent deducted in determining such net income, (A) interest expense (net of interest income), including the amortization of debt discount and premium, and the interest component under Capital Leases, in each case determined in accordance with GAAP, (B) income taxes, (C) depreciation and amortization, (D) non-recurring, non-cash charges and adjustments, in either case related to impairment of long-lived assets, and (E) other non-cash extraordinary items, minus (iii) to the extent included in determining net income, non-recurring gains (including gains on the sale of Marketable Securities), in each case determined in accordance with GAAP.

         "Eligible Assignee" means (i) a Lender, (ii) an Affiliate of a Lender or any fund that makes purchases, holds or invests in bank loans or similar extensions of credit and is managed or advised by a Lender (or an Affiliate of a Lender) or an investment advisor (or an Affiliate of an investment advisor) to a Lender, or (iii) any other Person approved by the Administrative Agent and the Borrower (such approval by the Administrative Agent or the Borrower not to be unreasonably withheld or delayed and such approval to be deemed given by the Borrower if no objection is received by the assigning Lender and the Administrative Agent from the Borrower within five Business Days after notice of such proposed assignment has been provided by the assigning Lender to the Borrower), unless an Event of Default has occurred and is continuing at the time any assignment is effected in accordance with Section 12.3, in which case no approval from the Borrower or the Administrative Agent shall be required; provided, however, that neither the Borrower nor an Affiliate of the Borrower shall qualify as an Eligible Assignee.

         "Environmental Law" means any law, statute, rule, regulation, code or ordinance of any Governmental Authority and any order, decree, judgment, injunction, notice or binding agreement issued, promulgated or entered into by any Governmental Authority, relating in any way to (i) the environment, (ii) the preservation or reclamation of natural resources, (iii) emissions, discharges, releases or threatened releases of Hazardous Materials into the environment, including ambient air, surface water, ground water or land, (iii) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, (iv) the health effects of Hazardous Materials, or (v) health, industrial hygiene, environmental conditions or safety matters.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto, as interpreted by the rules and regulations thereunder, all as the same may be in effect from time to time.

         "ERISA Affiliate" means an entity which, at the relevant time, is under common control with any member of the Consolidated Group within the meaning of
Section 4001(a)(14) of ERISA, or is a member of a group which includes any member of the Consolidated Group and which is treated as a single employer under
Section 414(b) or (c) of the IRC.

         "ERISA Event" means (i) with respect to any Single Employer Plan or Multiple Employer Plan, the occurrence of a Reportable Event or the substantial cessation of operations (within the meaning of Section 4062(e) of ERISA), (ii) the withdrawal by any member of the Consolidated

Group or any ERISA Affiliate from a Multiple Employer Plan during a plan year in which it was a substantial employer (as such term is defined in Section 4001(a)(2) of ERISA), or the termination of a Multiple Employer Plan, (iii) the distribution of a notice of intent to terminate or the actual termination of a Plan pursuant to Section 4041(a)(2) or 4041A of ERISA, (iv) the institution of proceedings to terminate or the actual termination of a Plan by the PBGC under
Section 4042 of ERISA, (v) any event or condition which could reasonably constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, (vi) the complete or partial withdrawal of any member of the Consolidated Group or any ERISA Affiliate from a Multiemployer Plan, (vii) the conditions for imposition of a lien under Section 302(f) of ERISA exist with respect to any Single Employer Plan or Multiple Employer Plan, or (viii) the adoption of an amendment to any Plan requiring the provision of security to such Plan pursuant to Section 307 of ERISA.

         "Eurodollar Reserve Requirement" means, at any time, the maximum rate at which reserves (including any marginal, special, supplemental, or emergency reserves) are required to be maintained under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) by member banks of the Federal Reserve System against "Eurocurrency liabilities" (as such term is used in Regulation D). Without limiting the effect of the foregoing, the Eurodollar Reserve Requirement shall reflect any other reserves required to be maintained by such member banks with respect to (i) any category of liabilities which includes deposits by reference to which the Adjusted LIBOR Rate is to be determined, or (ii) any category of extensions of credit or other assets which include LIBOR Rate Loans. The Adjusted LIBOR Rate shall be adjusted automatically on and as of the effective date of any change in the Eurodollar Reserve Requirement.

         "Event of Default" has the meaning assigned to such term in Section
9.1.

         "Executive Officer" of any Person means the chief executive officer, chief operating officer, president, vice president, chief financial officer or treasurer of such Person.

         "Extension of Credit" means, as to any Lender, the making of, or participation in, a Loan by such Lender (including continuations and conversions thereof other than a conversion of a LIBOR Rate Loan into a Prime Rate Loan) or the issuance or extension of, or participation in, a Letter of Credit.

         "Facility" means the senior credit facility established by the Lenders under Article II.

         "Facility Maturity Date" means June 30, 2005, or such later date to which the Facility Maturity Date may be extended from time to time pursuant to
Section 2.5(c).

         "Federal Funds Rate" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (i) if such day is not a Business Day, the

Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (ii) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to the Administrative Agent (in its individual capacity) on such day on such transactions as determined by the Administrative Agent.

         "Fee Letter" means that certain letter agreement, dated as of the date hereof, between the Administrative Agent (on behalf of the Lenders) and the Borrower, as amended, modified, restated or supplemented from time to time.

         "Fees" means all fees payable pursuant to Section 3.2.

         "Forward Sale Contract" means a prepaid forward sale agreement in which the Borrower receives an up-front payment in exchange for a commitment to deliver securities in the future, with the number of shares to be delivered varying with the share price at maturity.

         "Funded Debt" means, with respect to any Person, without duplication,
(i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, or upon which interest payments are customarily made, (iii) all purchase money Indebtedness (including for purposes hereof, indebtedness and obligations in respect of conditional sale or title retention arrangements and obligations in respect of the deferred purchase price of property or services) of such Person, including the principal portion of all obligations of such Person under Capital Leases, (iv) all Contingent Debt of such Person with respect to Funded Debt of another Person, (v) the maximum available amount of all standby letters of credit or acceptances issued or created for the account of such Person, (vi) all Funded Debt of another Person secured by a Lien on any Property of such Person, whether or not such Funded Debt has been assumed, (vii) the principal balance outstanding under Synthetic Leases, and (viii) the Funded Debt of any partnership or joint venture in which such Person is a general partner or joint venturer, but only to the extent to which there is recourse to such Person for the payment of such Funded Debt.

         "GAAP" means generally accepted accounting principles in the United States applied on a consistent basis and subject to the terms of Section 1.3.

         "Governmental Authority" means any federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body.

         "Guarantors" means the Parent and each of the current or future Material Subsidiaries.

         "Hazardous Materials" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos, or asbestos-containing materials, polychorinated biphenyls, radon gas, infectious or medical waste and all other substances or wastes of any nature regulated pursuant to any Environmental Law as hazardous, toxic, a pollutant or a contaminant.

         "Hedging Agreement" means any interest rate protection agreement, including an interest rate swap, cap or collar agreement or similar arrangement, foreign currency exchange rate protection agreement, commodity price protection or other interest rate, currency exchange rate or commodity price hedging agreement.

         "IRC" means the Internal Revenue Code of 1986, as amended, and any successor statute thereto, as interpreted by the rules and regulations issued thereunder, in each case as in effect from time to time.

         "Indebtedness" means, with respect to any Person, without duplication,
(i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, or upon which interest payments are customarily made, (iii) all obligations of such Person under conditional sale or other title retention agreements relating to any Properties purchased by such Person (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business), (iv) all obligations of such Person issued or assumed as the deferred purchase price of Property or services purchased by such Person (other than trade debt incurred in the ordinary course of business and due within six months of the incurrence thereof) which would appear as liabilities on a balance sheet of such Person, (v) all obligations of such Person under take-or-pay or similar arrangements or under commodities agreements, (vi) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, Property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed,
(vii) all Contingent Debt of such Person with respect to Indebtedness of another Person, (viii) the principal portion of all obligations of such Person under Capital Leases, (ix) all obligations of such Person under Hedging Agreements,
(x) the maximum amount of all standby letters of credit issued or bankers' acceptances facilities created for the account of such Person and, without duplication, all drafts drawn thereunder (to the extent unreimbursed), (xi) all preferred Capital Stock issued by such Person and which by the terms thereof could be (at the request of the holders thereof or otherwise) subject to mandatory sinking fund payments, repurchase, redemption or other acceleration any time during the period ending one year after the term of the Agreement,
(xii) the principal portion of all obligations of such Person under Synthetic Leases, and (xiii) the Indebtedness of any partnership or unincorporated joint venture in which such Person is a general partner or a joint venturer, but only to the extent to which there is recourse to such Person for the payment of such Indebtedness.

         "Interest Payment Date" means (i) as to any Prime Rate Loan, the last day of each March, June, September and December, beginning September 30, 2002, and the Facility Maturity Date, as applicable, and (ii) as to any LIBOR Rate Loan, the last day of each Interest Period for such Loan, the date of repayment of principal of such Loan and the Facility Maturity Date, as applicable.

         "Interest Period" means, as to any LIBOR Rate Loan, a period of 30, 60 or 90 days' duration, as the Borrower may elect, commencing in each case on the date of the borrowing (including conversions, extensions and renewals); provided, however, (A) if any Interest Period would end on a day which is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day (except that in the case of LIBOR Rate Loans where the next succeeding Business Day falls in the next succeeding calendar month, then on the next preceding Business Day), (B) no Interest Period shall extend beyond the Facility Maturity Date, and (C) in the case of LIBOR Rate Loans, where an Interest Period begins on a day for which there is no numerically corresponding day in the calendar month in which the Interest Period is to end, such Interest Period shall end on the last day of such calendar month.

         "Investment Portfolio" means the Marketable Securities and cash or cash equivalents maintained by the Credit Parties.

         "Issuing Lender" means Bank of Oklahoma.

         "Issuing Lender Fees" has the meaning assigned to such term in Section 3.2(b)(ii).

         "Lenders" means each of the Persons identified as a "Lender" on the signature pages of this Agreement, and their respective successors and permitted assigns. Unless the context otherwise expressly requires, the term includes the Issuing Lender and the Swingline Lender.

         "Letter of Credit" means any standby letter of credit issued by the Issuing Lender for the account of the Borrower in accordance with the terms of
Section 2.1(b).

         "Letter of Credit Fee" has the meaning assigned to such term in Section 3.5(b)(i).

         "LIBOR Rate" means, with respect to any LIBOR Rate Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the "London Interbank Offered Rate" quoted as the British Bankers' Association Interest Settlement Rate in U.S. Dollars at approximately 11:00 a.m. (London time) on the Business Day prior to the first day of such Interest Period for a term comparable to such Interest Period, as shown on the LIBOR01 page of the Reuters Information Service; provided, however, if more than one rate is specified on such LIBOR01 Page, the applicable rate shall be the arithmetic mean of all such rates (rounded upwards, if necessary, to the nearest 1/100 of 1%). If the Reuters Information Service shall cease to publish such rate, the Administrative Agent shall determine such rate as the average of quotations for three (3) major New York money center banks of whom the Administrative Agent shall inquire as the "London Interbank Offered Rate" for deposits in U.S. Dollars at approximately 11:00 a.m. (London time) on the Business Day prior to the first day of such Interest Period for a term comparable to such Interest Period.

         "LIBOR Rate Loan" means any Loan that bears interest at a rate based upon the LIBOR Rate.

         "License" means any license, permit, certificate, consent, franchise, concession, authorization, approval, filing, registration, notification or other grant of authority from or with any Governmental Authority or other Person obtained or required to be obtained from any Gover-nmental Authority in connection with the management or operation of the business, or the ownership, lease, license or use of any Property, of any member of the Consolidated Group.

         "Lien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, security interest, encumbrance, lien (statutory or otherwise), preference, priority or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the UCC or other similar recording or notice statute, and any lease in the nature thereof).

         "Loan" or "Loans" means the Revolving Loans, the Swingline Loans or the Term Loans, and the Prime Rate Loans and LIBOR Rate Loans comprising such Loans.

         "LOC Commitment" means the commitment of the Issuing Lender to issue Letters of Credit in an aggregate face amount at any time outstanding (together with the amounts of any unreimbursed drawings thereon) of up to the LOC Committed Amount.

         "LOC Committed Amount" means the sum of $25,000,000.

         "LOC Documents" means, with respect to any Letter of Credit, such Letter of Credit, any amendments thereto, any documents delivered in connection therewith, any application therefor, and any agreements, instruments, guarantees or other documents (whether general in application or applicable only to such Letter of Credit) governing or providing for the rights and obligations of the parties concerned or at risk.

         "LOC Obligations" means, at any time, the sum of (i) the maximum amount which is, or at any time thereafter may become, available to be drawn under Letters of Credit then outstanding, assuming compliance with all requirements for drawings referred to in such Letters of Credit plus (ii) the aggregate amount of all drawings under Letters of Credit honored by the Issuing Lender but not theretofore reimbursed.

         "Marketable Securities" means readily marketable publicly-traded securities, including any stock or other equity security publicly-traded on the New York Stock Exchange, the American Stock Exchange or the National Association of Securities Dealers Automated Quotation System (NASDAQ) and, if approved by the Administrative Agent, any other stock traded on a recognized over-the-counter market.

         "Material Adverse Effect" means a material adverse effect on or material impairment of (i) the validity or enforceability of any Credit Document or the rights, benefits or remedies of the Administrative Agent or the Lenders under any Credit Document, (ii) the condition (financial or otherwise), operations, business, assets, liabilities or prospects of the Consolidated Group taken as a whole, or (iii) the ability of the Credit Parties to perform or fulfill their obligations under the Credit Documents.

         "Material Subsidiary" means each Subsidiary of the Borrower listed on
Schedule 1.1 and each other Subsidiary (whether now existing or hereafter acquired or formed) of the Parent whose net assets comprise (or on a pro forma basis would comprise) more than 5% of the Consolidated Tangible Net Worth of the Consolidated Group or whose EBITDA for either of the two most recent fiscal years account (or on a pro forma basis would account) for more than 5% of Consolidated EBITDA; provided, however, that
(i) Helmerich & Payne de Venezuela, C.A. will not be considered a Material Subsidiary unless and until such time as its net assets comprise more than 10% of the Consolidated Tangible Net Worth of the Consolidated Group or its EBITDA for either of the two most recent fiscal years account for more than 10% of Consolidated EBITDA, and (ii) no Subsidiary now existing or hereafter formed in connection with the Spinoff/Merger (including Cimarex) or any other disposition permitted by Section 8.5(i) shall constitute a Material Subsidiary for purposes of this Agreement so long as such Subsidiary has no material Properties other than those assets associated with the oil and gas exploration and production business of the Consolidated Group.

         "Medium Term Notes" means the $200,000,000 aggregate principal amount of unsecured medium term Senior Notes to be issued and sold by the Borrower substantially on the terms and conditions set forth in the Note Purchase Agreement (draft dated June 26, 2002) relating thereto, a copy of which has been provided to the Administrative Agent (and furnished by the Administrative Agent to the Lenders).

         "Multiemployer Plan" means any Plan that is a "multiemployer plan" as defined in Section 3(37) or 4001(a)(3) of ERISA.

         "Multiple Employer Plan" means a Plan (other than a Multiemployer Plan) which any member of the Consolidated Group or any ERISA Affiliate and at least one employer other than the members of the Consolidated Group or any ERISA Affiliate are contributing sponsors.

         "Non-Use Fee" has the meaning assigned to such term in Section 3.2(a).

         "Notes" means the promissory notes of the Borrower in favor of each of the Lenders (or nominees thereof) evidencing the Loans, each in substantially the form attached as Exhibit "A" (with appropriate insertions) or, in the case of the Swingline Loans, Exhibit "A-1," as such promissory notes may be amended, modified, supplemented, extended, renewed or replaced from time to time, and "Note" means any of the Notes.

         "Notice of Borrowing" means a written request for a borrowing, in substantially the form of Exhibit "C."

         "Notice of Continuation/Conversion" means a written notice of continuation or conversion, in substantially the form of Exhibit "E."

         "Notice of Request for Letter of Credit" means a written request for the issuance or extension of a Letter of Credit, in substantially the form of Exhibit "D."

         "Obligations" means, collectively, the Revolving Loans, the Swingline Loans, the LOC Obligations, and the Term Loans, including principal, interest, fees, indemnities and other amounts payable under the Credit Documents, and whether or not allowed as a claim in any bankruptcy proceeding.

         "Operating Lease" means any lease which is not a Capital Lease.

         "Other Taxes" has the meaning assigned to such term in Section 4.6.

         "Participation Interest" means the purchase by a Lender of a participation interest in LOC Obligations as provided in Section 2.6(a), in Swingline Loans as provided in Section 2.7 and in Loans as provided in Section 3.5.

         "PBGC" means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA and any successor thereof.

         "Percentage" means, with respect to each Lender and subject to any adjustments provided for in this Agreement, (i) until and including the Revolving Commitment Termination Date, such Lender's Revolving Commitment Percentage, and (ii) at any time after the Revolving Commitment Termination Date, the percentage obtained by dividing such Lender's Term Loan outstanding at such time by the aggregate amount of all Term Loans outstanding at such time.

         "Permitted Liens" means Liens permitted under Section 8.2.

         "Person" means any individual, partnership, joint venture, firm, corporation, limited liability company, association, trust or other enterprise (whether or not incorporated) or any Governmental Authority.

         "Plan" means any employee benefit plan (as defined in Section 3(3) of ERISA) which is covered by ERISA and with respect to which any member of the Consolidated Group or any ERISA Affiliate is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" within the meaning of Section 3(5) of ERISA.

         "Prime Rate" means the national "prime rate," as reported in the "Money Rates Section" of The Wall Street Journal (Southwest Edition), changing as of the effective date of each change in such rate. In the event such rate is no longer published as provided herein, the Administrative Agent shall designate a comparable index rate as the "Prime Rate" and notify the Borrower and the Lenders of such designation.

         "Prime Rate Loan" means any Loan bearing interest at a rate determined by reference to the Prime Rate.

         "Property" means any kind of property or asset, whether real, personal or mixed and whether tangible or intangible, including any interest therein.

         "Rate Determination Date" means the date that is five Business Days after the date by which the Required Financial Information is required to be delivered in accordance with the provisions of Section 7.1(a) or Section 7.1(b), as applicable.

         "Regulation D, O, T, U, or X" means Regulation D, O T, U or X, respectively, of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

         "Reportable Event" means any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the notice requirement has been waived by regulation.

         "Required Financial Information" means the annual and quarterly Compliance Certificates and related financial statements and information required by the provisions of Sections 7.1(a), (b) and (c).

         "Required Lenders" means, at any time, Lenders having more than 66.6% of the aggregate Commitments or, if the Commitments have been terminated, Lenders having more than 66.6% of the aggregate principal amount of the Obligations outstanding (taking into account in each case Participation Interests or obligation to participate therein); provided that, in making a determination of Required Lenders, there shall be excluded the Commitments of, and outstanding principal amount of Obligations (taking into account Participation Interests therein) owing to, any Lender that, at the time in question, (i) has failed to make a Loan or purchase a Participation Interest required pursuant to the terms of this Agreement within one Business Day of when due, (ii) other than as set forth in subdivision (i) above, has failed to pay to the Administrative Agent or any Lender an amount owed by such Lender pursuant to the terms of this Agreement within one Business Day of when due, unless such amount is subject to a good faith dispute, or (iii) has been deemed insolvent or has become subject to a bankruptcy or insolvency proceeding or with respect to which (or with respect to any of the assets of which) a receiver, trustee or similar official has been appointed.

         "Requirement of Law" means, as to any Person, any requirement or provision of the Charter Documents of such Person, or of any law, statute, rule, regulation, code or ordinance, or of any order, decree, judgment, injunction or other determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or to which any of its material Properties is subject.

         "Revolving Commitment" means, with respect to each Lender, the commitment of such Lender to make Revolving Loans in an aggregate principal amount at any time outstanding of up to such Lender's Revolving Committed Amount, as such amount may be reduced from time to time in accordance with the provisions hereof.

         "Revolving Commitment Percentage" means, for each Lender, a fraction (expressed as a percentage), the numerator of which is the Revolving Committed Amount of such Lender at such time and the denominator of which is the Aggregate Revolving Committed Amount at such time.

The initial Revolving Commitment Percentages are set out on the signature pages to this Agreement.

         "Revolving Commitment Termination Date" means the date which is 364 days following the Closing Date, or such later date to which the Revolving Commitment Termination Date may be extended from time to time pursuant to
Section 2.5(c).

         "Revolving Committed Amount" means the amount of each Lender's Revolving Commitment as set out on the signature pages to this Agreement.

         "Revolving Loans" has the meaning assigned to such term in Section 2.1(a).

         "Revolving Obligations" means, collectively, the Revolving Loans, the Swingline Loans and the LOC Obligations.

         "Sale/Leaseback Transaction" means any arrangement pursuant to which any member of the Consolidated Group, directly or indirectly, becomes liable as lessee, guarantor or other surety with respect to any lease, whether an Operating Lease or a Capital Lease, of any Property (i) which such member of the Consolidated Group has sold or transferred (or is to sell or transfer) to, or arranged the purchase by, a Person which is not a member of the Consolidated Group or (ii) which such member of the Consolidated Group intends to use for substantially the same purpose as any other Property which has been sold or transferred (or is to be sold or transferred) by such member of the Consolidated Group to another Person which is not a member of the Consolidated Group in connection with such lease.

         "SEC" means the Securities and Exchange Commission, or any agency which succeeds to its functions.

         "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Single Employer Plan" means any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan or a Multiple Employer Plan.

         "Spinoff/Merger" means the proposed series of transactions (i) reported by the Parent in its Current Report on Form 8-K dated February 25, 2002, and filed with the SEC pursuant to which (A) the Parent will transfer to Cimarex certain assets primarily related to the oil and gas exploration, production, marketing and sales operations of the Parent, (B) Cimarex will assume certain liabilities of the Parent, and (C) the Parent will distribute to its stockholders approximately 0.53 shares of common stock of Cimarex for each share of common stock of the Parent, and (ii) contemplated by (A) the Agreement and Plan of Merger dated as of February 3, 2002, by and among the Parent, Cimarex, Mountain Acquisition Co. and Key Production Company, Inc., (B) the Distribution Agreement by and between the Parent and Cimarex, and (C) any agreement referenced in the agreements referred to in the foregoing Agreement and Plan of Merger and Distribution Agreement.

         "Subsidiary" means, as to any Person at any time, (i) any corporation more than 50% of whose Capital Stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at such time, any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at such time owned by such Person directly or indirectly through Subsidiaries, and (ii) any partnership, association, joint venture or other entity of which such Person directly or indirectly through Subsidiaries owns at such time more than 50% of the Capital Stock; provided that no Plan shall be considered to be a Subsidiary of the Parent or the Borrower.

         "Subsidiary Guaranty" means the Guaranty Agreement, substantially in the form attached hereto as Exhibit "B," to be given by the Material Subsidiaries in favor of the Lenders and the Administrative Agent with respect to the obligations of the Borrower under the Credit Documents, as amended or modified from time to time.

         "Subsidiary Guaranty Joinder Agreement" means the Joinder Agreement, substantially in the form of Schedule 1 to the Subsidiary Guaranty, to be executed and delivered by each new Material Subsidiary in accordance with the provisions of Section 7.13.

         "Swingline Commitment" means the commitment of the Swingline Lender to make Swingline Loans in an aggregate principal amount at any time outstanding up to the Swingline Committed Amount and the commitment of the Lenders to purchase participation interests in the Swingline Loans up to their respective Revolving Commitment Percentage as provided in Section 2.1(c), as such amounts may be reduced from time to time in accordance with the provisions hereof.

         "Swingline Committed Amount" means the sum of $10,000,000.

         "Swingline Lender" means Bank of Oklahoma.

         "Swingline Loan" means a swingline revolving loan made by the Swingline Lender pursuant to the provisions of Section 2.1(c).

         "Synthetic Lease" means any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an Operating Lease under GAAP.

         "Taxes" has the meaning assigned to such term in Section 4.6.

         "Term Loans" means the Term Loans into which the Revolving Loans outstanding on the Revolving Commitment Termination Date shall be converted, as provided in Section 2.1(d).

         "UCC" means the Uniform Commercial Code as in effect from time to time in the State of Oklahoma or other applicable jurisdiction.

         "Voting Stock" means, with respect to any Person, Capital Stock issued by such Person the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even though the right so to vote has been suspended by the happening of such a contingency.

         1.2 Construction and Interpretation. For purposes of this Agreement, the following rules of construction shall apply, unless elsewhere specifically indicated to the contrary: (i) all terms defined herein in the singular shall include the plural, as the context requires, and vice-versa; (ii) pronouns stated in the neuter gender shall include the masculine, the feminine and the neuter genders; (iii) for purposes of the computation of periods of time hereunder, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding"; (iv) the term "or" is not exclusive; (iv) the term "including" (or any form thereof) shall not be limiting or exclusive;
(vi) references to article and sections are references to the respective articles and sections of this Agreement, and references to exhibits and schedules are references to the exhibits and schedules attached to this Agreement; (vii) all references to this Agreement or any of the other Credit Documents shall include any and all modifications, amendments or supplements hereto or thereto and any and all renewals and extensions hereof or thereof; and
(viii) references to specific provisions or sections of statutes and other laws (such as the Bankruptcy Code, ERISA and the IRC) shall be construed also to refer to any successor provisions or sections.

         1.3 Accounting Terms. Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Lenders hereunder shall be prepared, in accordance with GAAP applied on a consistent basis. All calculations made for the purposes of determining compliance with this Agreement shall (except as otherwise expressly provided herein) be made by application of GAAP applied on a basis consistent with the most recent annual or quarterly financial statements delivered pursuant to Section 7.1.

                                   ARTICLE II
                          TERMS OF THE CREDIT FACILITY

         2.1 Commitments.

                  (a) Revolving Commitments. During the Commitment Period, and subject to the terms and conditions of this Agreement, each Lender severally agrees to make revolving loans (the "Revolving Loans") to the Borrower from time to time in amounts not to exceed at any time such Lender's Revolving Commitment, minus its Revolving Commitment Percentage of the sum of (x) all LOC Obligations then outstanding and
         (y) the aggregate principal amount of all Swingline Loans then outstanding. At no time shall the aggregate principal amount of Revolving Loans outstanding hereunder, together with all other Revolving Obligations then outstanding, exceed the Aggregate Revolving Credit Commitment, and with regard to each Lender individually, such Lender's Revolving Commitment Percentage of the Revolving Loans and other Revolving Obligations at any time outstanding shall not exceed such Lender's Revolving Committed Amount. The Revolving Loans may consist of Prime Rate Loans or LIBOR Rate Loans, or a combination thereof, as the Borrower may from time to time request, and may be repaid and reborrowed in accordance with the provisions hereof. No Lender shall be responsible for any failure by any other Lender to perform its obligation to make any Revolving Loan hereunder nor shall the Revolving Commitment of any Lender be increased or decreased as a result of any such failure. The Revolving Commitments of the Lenders shall expire on the Revolving Commitment Termination Date.

                  (b) Letter of Credit Sublimit Commitment. During the Commitment Period, and subject to the terms and conditions of this Agreement and the LOC Documents, if any, the Issuing Lender shall issue, and the Lenders shall severally participate in, such Letters of Credit as the Borrower may request, in form acceptable to the Issuing Lender, for the purposes hereinafter set forth; provided that the aggregate amount of LOC Obligations shall not at any time exceed the LOC Committed Amount. The renewal or extension of any outstanding Letter of Credit shall, for purposes hereof, be treated in all respects the same as the issuance of a new Letter of Credit hereunder; provided that the Issuing Lender may renew or extend outstanding Letters of Credit (but shall not issue new Letters of Credit) after the expiration of the Commitment Period. Letters of Credit issued hereunder (including renewals and extensions) shall have an expiry date which in any event does not extend beyond the date which is five Business Days prior to the Facility Maturity Date.

                  (c) Swingline Sublimit Commitment. During the Commitment Period, and subject to the terms and conditions of this Agreement, the Swingline Lender agrees to make certain revolving loans (the "Swingline Loans") to the Borrower; provided that the aggregate principal amount of Swingline Loans at any time outstanding shall not exceed the Swingline Committed Amount. All Swingline Loans shall be Prime Rate Loans, and may be repaid and reborrowed in accordance with the provisions hereof.

                  (d) Term Loan Commitment. On the Revolving Commitment Termination Date, and subject to the terms and conditions of this Agreement and provided that no Event of Default has occurred and is then continuing, each Lender severally agrees, automatically and without any request from the Borrower, to make a term loan (each a "Term Loan," and collectively, the "Term Loans"), in the principal amount equal to its Revolving Commitment Percentage of the aggregate Revolving Loans outstanding at the close of business on the Revolving Commitment Termination Date. The Term Loans may be comprised of Prime Rate Loans or LIBOR Rate Loans, or a combination thereof, as the Borrower may from time to time request. Amounts repaid on the Term Loans may not be reborrowed. Except as provided in Section 2.6(c), no borrowings may be requested under the Term Loans after the conversion of the Revolving Loans outstanding at the close of business on the Revolving Commitment Termination Date.

         2.2 Method of Borrowing; Use of Proceeds.

                  (a) Notice of Request for Extensions of Credit. The Borrower shall request an Extension of Credit as follows:

                           (i) Revolving Loans. In the case of a request for
                  Revolving Loans, by delivering a written Notice of Borrowing (or by giving telephonic notice promptly confirmed by a Notice of Borrowing in writing) to the Administrative Agent not later than 11:00 a.m. (Tulsa, Oklahoma time) on the Business Day prior to the date of the requested borrowing in the case of Prime Rate Loans, and on the third Business Day prior to the date of the requested borrowing in the case of LIBOR Rate Loans. Each Notice of Borrowing shall be irrevocable and shall specify (A) that a Revolving Loan is requested, (B) the date of the requested borrowing (which shall be a Business Day),
                  (C) the aggregate principal amount to be borrowed, (D) whether the borrowing is to be comprised of Prime Rate Loans, LIBOR Rate Loans or a combination thereof (it being understood that each Loan extended as a LIBOR Rate Loan shall be in the minimum principal amount of $5,000,000 or in an integral multiple of $500,000 in excess thereof), and (E) if LIBOR Rate Loans are requested, the Interest Period(s) therefor. If the Borrower shall fail to specify the type of loan requested, the Borrower shall be deemed to have requested a Prime Rate Loan, and if the Borrower shall fail to specify the applicable Interest Period in the case of a request for a LIBOR Rate Loan, the Borrower shall be deemed to have requested an Interest Period of 30 days. The Administrative Agent shall give notice to each Lender promptly upon receipt of each Notice of Borrowing pursuant to this Section 2.2(a)(i), the contents thereof and each such Lender's share of any borrowing to be made pursuant thereto.

                           (ii) Letters of Credit. In the case of a request for
                  the issuance or extension of a Letter of Credit, by delivering a Notice of Request for Letter of Credit to the Issuing Lender, with a copy to the Administrative Agent, not later than 11:00 a.m. (Tulsa, Oklahoma time) on the third Business Day prior to the date of the requested issuance or extension (or such shorter period as may be agreed by the Issuing Lender). Each such request for issuance or extension of a Letter of Credit shall be irrevocable and shall specify, among other things, (A) that a Letter of Credit is requested, (B) the date of the requested issuance or extension, (C) the type, amount, expiry date and terms on which the Letter of Credit is to be issued or extended, and (D) the beneficiary.

                           (iii) Swingline Loans. In the case of a request for a
                  Swingline Loan, by delivering a written Notice of Borrowing (or by giving telephonic notice promptly confirmed by a Notice of Borrowing in writing) to the Swingline Lender not later than 11:00 a.m. (Tulsa, Oklahoma time) on the Business Day of the requested borrowing. Each such request for borrowing shall be irrevocable and shall specify (A) that a Swingline Loan is requested, (B) the date of the requested borrowing (which shall be a Business Day), (C) the aggregate principal amount to be borrowed, and (D) the requested maturity. Each Swingline Loan shall have a maturity date as the Borrower may request and the Swingline Lender may agree, but in no event shall the term of any Swingline Loan be longer than 10 days from the date of borrowing.

                  (b) Minimum Amounts. Each request for a Revolving Loan shall be in the minimum principal amount of $5,000,000 (or the remaining Aggregate Revolving Committed Amount, if less than $5,000,000, but only if the request is for a Prime Rate Loan), or in an integral multiple of $500,000 in excess thereof. Each request for a Swingline Loan shall be in the minimum principal amount of $500,000 (or the remaining Aggregate Revolving Committed Amount, if less than $500,000), or in an integral multiple of $250,000 in excess thereof.

                  (c) Use of Proceeds. Proceeds of the Revolving Loans and Swingline Loans shall be used by the Borrower for working capital and general corporate purposes of the Consolidated Group, including capital expenditures. The proceeds of the initial Revolving Loan shall be used to repay the existing revolving loans, if any, made by Bank of Oklahoma to the Parent.

                  (d) Maximum Number of LIBOR Rate Loans. Not more than 10 LIBOR Rate Loans (whether as original borrowings or as continuations or conversions pursuant to Section 2.3) may be outstanding at any time. For purposes of this Section 2.2(d), a LIBOR Rate Loan may consist of an original borrowing and a continuation and/or conversion pursuant to
         Section 2.3 and may be considered a single LIBOR Rate Loan, provided that the borrowing and the continuation/conversion are made on the same day and have the same Interest Period.

         2.3 Continuation and Conversion. The Borrower shall have the option, on any Business Day, to extend existing Loans into a subsequent permissible Interest Period or to convert Loans into Loans of another interest rate type; provided, however, that (i) except as provided in Section 4.3, LIBOR Rate Loans may be converted into Prime Rate Loans or extended as LIBOR Rate Loans for new Interest Periods only on the last day of the Interest Period applicable thereto,
(ii) without the consent of the Required Lenders, LIBOR Rate Loans may be extended, and Prime Rate Loans may be converted into LIBOR Rate Loans, only if the conditions precedent set forth in Section 5.3 are satisfied on the date of continuation or conversion, and (iii) Loans converted into LIBOR Rate Loans shall be in the minimum principal amount of $5,000,000 or in integral multiple of $500,000 in excess thereof. Each such continuation or conversion shall be effected by the Borrower by giving a Notice of Continuation/Conversion (or telephonic notice promptly confirmed in writing) to Administrative Agent prior to 11:00 a.m. (Tulsa, Oklahoma time) on the Business Day of, in the case of the conversion of a LIBOR Rate Loan into a Prime Rate Loan, and on the third Business Day prior to, in the case of the continuation of a LIBOR Rate Loan as, or conversion of a Prime Rate Loan into, a LIBOR Rate Loan, the date of the proposed continuation or conversion, specifying the date of the proposed continuation or conversion, the Loans to be so continued or converted, the types of Loans into which such Loans are to be converted and, if appropriate, the applicable Interest Periods with respect thereto. If the Borrower shall fail to specify the applicable Interest Period in the case of a request for continuation of a LIBOR Rate Loan as, or conversion of a Prime Rate Loan into, a LIBOR Rate Loan, the Borrower shall be deemed to have requested an Interest Period of 30 days. Each request for continuation or conversion shall be irrevocable and shall constitute a representation and warranty by the Borrower of the matters specified in subsections (a), (b), (c) and (d) of Section 5.3. In the event the Borrower fails to request continuation or conversion of any LIBOR Rate Loan in accordance with this Section 2.3, or any such conversion or continuation is not permitted or required by this Section, then such LIBOR Rate Loan shall be automatically converted into a Prime Rate Loan at the end of the Interest Period applicable thereto. The Administrative Agent shall give each Lender notice as promptly as practicable of any such proposed extension or conversion affecting any Loan.

         2.4 Notes. The Loans from time to time outstanding shall be evidenced by the Notes, which shall be made, executed and delivered by the Borrower payable to the order of the respective Lenders on or before the Closing Date.

         2.5 Reduction, Termination and Extension of Revolving Commitments.

                  (a) Voluntary Reduction of Revolving Commitments. The Revolving Commitments may be terminated or permanently reduced in whole or in part upon three (3) Business Days' prior written notice to the Administrative Agent, provided that (i) after giving effect to any voluntary reduction, the aggregate amount of Revolving Obligations shall not exceed the Aggregate Revolving Committed Amount, as reduced, and (ii) partial reductions shall be in a minimum principal amount of $5,000,000 and in integral multiples of $1,000,000 in excess thereof.

                  (b) Termination of Revolving Commitments. The Revolving Commitments hereunder shall terminate on the Revolving Commitment Termination Date.

                  (c) Extension of Revolving Commitment Termination Date. By submitting a request for extension to the Administrative Agent (an "Extension Request") at least 60 days prior to the then-current Revolving Commitment Termination Date, the Borrower may request that the Lenders extend the Facility (and correspondingly, the Revolving Commitment Termination Date and the Facility Maturity Date) for an additional period of 364 days beyond the then-current Revolving Commitment Termination Date and Facility Maturity Date. The Lenders agree to consider each Extension Request, but no Extension Request shall be approved unless it is agreed to by all of the Lenders. The Administrative Agent shall give the Borrower notice of the Lenders' decision with respect to the Borrower's Extension Request not less than 15 days prior to the then-current Revolving Commitment Termination Date; provided, however, that if the Administrative Agent fails to notify the Borrower of the Lenders' decision, the Extension Request will be deemed not to have been approved. In the event that the Lenders approve the Extension Request, (i) the Revolving Commitment Termination Date and the Facility Maturity Date shall each be extended for an additional period of 364 days, and (ii) the terms and provisions of this Agreement shall continue in full force and effect, except as may otherwise be agreed in writing by the Borrower, the Lenders and the Administrative Agent. Notwithstanding the foregoing, the Lenders shall not be obligated, and nothing contained in this Agreement shall be construed as obligating the Lenders, to agree or consent to any extension request, and any determination by the Lenders not to consent to any Extension Request shall be final.

         2.6 Additional Provisions Relating to Letters of Credit.

                  (a) Participation. Each Lender, with respect to the outstanding letters of credit identified on Schedule 2.6(a) (the "Existing Letters of Credit"), hereby purchases, without recourse to the Issuing Lender, a risk participation in such Existing Letters of Credit and the obligations arising thereunder, and with respect to Letters of Credit issued on or after the Closing Date, upon issuance of a Letter of Credit, shall be deemed to have purchased, without recourse to the Issuing Lender, a risk participation from the Issuing Lender in such Letter of Credit and the obligations arising thereunder, in each case in an amount equal to its pro rata share of the obligations under such Letter of Credit (based on the res-pective Percentages of the Lenders) and shall absolutely, unconditionally and irrevocably assume, as primary obligor and not as surety, and be obligated to pay to the Issuing Lender therefor and discharge when due, its pro rata share of the obligations arising under such Letter of Credit. Without limiting the scope and nature of each Lender's participation in any Letter of Credit, to the extent that the Issuing Lender has not been reimbursed as required hereunder or under any such Letter of Credit, each Lender shall pay to the Issuing Lender its pro rata share of such unreimbursed drawing in same day funds on the day of notification by the Issuing Lender of an unreimbursed drawing pursuant to the provisions of subsection (c) of this Section
         2.6. The obligation of each Lender to so reimburse the Issuing Lender shall be absolute and unconditional and shall not be affected by the occurrence of a Default, an Event of Default or any other occurrence or event. Any such reimbursement shall not relieve or otherwise impair the obligation of the Borrower to reimburse the Issuing Lender under any Letter of Credit, together with interest as hereinafter provided.

                  (b) Reimbursement. In the event of any drawing under any Letter of Credit, the Issuing Lender will promptly notify the Borrower. Unless the Borrower shall immediately notify the Issuing Lender that the Borrower intends to otherwise reimburse the Issuing Lender for such drawing, the Borrower shall be deemed to have requested that the Lenders make a Revolving Loan (or to increase the amount of their outstanding Term Loans) in the amount of the drawing as provided in subsection (c) hereof on the related Letter of Credit, the proceeds of which will be used to satisfy the related reimbursement obligations. The Borrower promises to reimburse the Issuing Lender on the day of drawing under any Letter of Credit (either with the proceeds of a Loan obtained hereunder or otherwise) in same day funds. If the Borrower shall fail to reimburse the Issuing Lender as provided hereinabove, the unreimbursed amount of such drawing shall bear interest at a per annum rate equal to the Prime Rate plus the sum of (i) the Applicable Margin and (ii) two percent (2%). The Borrower's reimbursement obligations hereunder shall be absolute and unconditional under all circumstances irrespective of any rights of setoff, counterclaim or defense to payment the Borrower may claim or have against the Issuing Lender, the Administrative Agent, the Lenders, the beneficiary of the Letter of Credit drawn upon or any other Person, including any defense based on any failure of the Borrower or any other Credit Party to receive consideration or the legality, validity, regularity or unenforceability of the Letter of Credit. The Issuing Lender will promptly notify the other Lenders of the amount of any unreimbursed drawing and each Lender shall promptly pay to the Administrative Agent for the account of the Issuing Lender in Dollars and in immediately available funds, the amount of such Lender's Percentage of such unreimbursed drawing. Such payment shall be made on the day such notice is received by such Lender from the Issuing Lender if such notice is received at or before 12:00 noon (Tulsa, Oklahoma time); otherwise, such payment shall be made at or before 11:00 a.m. (Tulsa, Oklahoma time) on the Business Day next succeeding the day such notice is received. If such Lender does not pay such amount to the Issuing Lender in full upon such request, such Lender shall, on demand, pay to the Administrative Agent for the account of the Issuing Lender interest on the unpaid amount during the period from the date of such drawing until such Lender pays such amount to the Issuing Lender in full at a rate per annum equal to, if paid within two Business Days of the date that such Lender is required to make payments of such amount pursuant to the preceding sentence, the Federal Funds Rate and thereafter at a rate equal to the Prime Rate. Each Lender's obligation to make such payment to the Issuing Lender, and the right of the Issuing Lender to receive the same, shall be absolute and unconditional, shall not be affected by any circumstance whatsoever and without regard to the termination of this Agreement or the Commitments hereunder, the existence of a Default or Event of Default or the acceleration of the obligations of the Borrower hereunder and shall be made without any offset, abatement, withholding or reduction whatsoever. Simultaneously with the making of each such payment by a Lender to the Issuing Lender, such Lender shall, automatically and without any further action on the part of the Issuing Lender or such Lender, acquire a Participation Interest in the unreimbursed drawing in an amount equal to such payment (excluding the portion of such payment, if any, constituting interest owing to the Issuing Lender).

                  (c) Repayment with Revolving Loan or Term Loan Increase. On any day on which the Borrower shall have requested, or been deemed to have requested, a Revolving Loan advance or a Term Loan increase to reimburse a drawing under a Letter of Credit, the Administrative Agent shall give notice to the Lenders that a Revolving Loan or a Term Loan increase has been requested or deemed requested by the Borrower to be made in connection with a drawing under a Letter of Credit, in which case a Revolving Loan advance or Term Loan increase comprised of Prime Rate Loans (or LIBOR Rate Loans to the extent the Borrower has complied with the procedures of Section 2.2(a)(i) with respect thereto) shall be immediately made to the Borrower by all Lenders (notwithstanding any termination of the Commitments pursuant to Section 9.2) pro rata based on the respective Percentages of the Lenders (determined before giving effect to any termination of the Commitments pursuant to Section 9.2) and the proceeds thereof shall be paid directly to the Issuing Lender for application to the respective LOC Obligations. Each Lender hereby irrevocably agrees to make its pro rata share of each such Revolving Loan or Term Loan increase immediately upon any such request or deemed request in the amount, in the manner and on the date specified in the preceding sentence notwithstanding (i) the amount of such borrowing may not comply with the minimum amount for advances of Revolving Loans otherwise required hereunder, (ii) whether any conditions specified in
         Section 5.3 are then satisfied, (iii) whether a Default or an Event of Default then exists, (iv) failure for any such request or deemed request for Revolving Loan or Term Loan increase to be made by the time otherwise required hereunder, (v) whether the date of such borrowing is a date on which Revolving Loans are otherwise permitted to be made hereunder or (vi) any termination of the Commitments relating thereto immediately prior to or contemporaneously with such borrowing. In the event that any Revolving Loan or Term Loan increase cannot for any reason be made on the date otherwise required above (including as a result of the commencement of a proceeding under the Bankruptcy Code with respect to the Borrower or any Credit Party), then each such Lender hereby agrees that it shall forthwith purchase (as of the date such borrowing would otherwise have occurred, but adjusted for any payments received from the Borrower on or after such date and prior to such purchase) from the Issuing Lender such participation in the outstanding LOC Obligations as shall be necessary to cause each such Lender to share in such LOC Obligations ratably (based upon the respective Percentages of the Lenders (determined before giving effect to any termination of the Commitments pursuant to Section 9.2)), provided that in the event such payment is not made on the day of drawing, such Lender shall pay in addition to the Issuing Lender interest on the amount of its unfunded Participation Interest at a rate equal to, if paid within two Business Days of the date of drawing, the Federal Funds Rate, and thereafter at the Prime Rate.

                  (d) Terms of Letters of Credit. Each Letter of Credit shall be a standby letter of credit issued for the purpose stated in the applicable Notice of Request for Letter of Credit. Notwithstanding anything to the contrary set forth in this Agreement, including Section 2.2(a)(ii) hereof, a Letter of Credit issued hereunder may contain a statement to the effect that such Letter of Credit is issued for the account of a Credit Party, provided that notwithstanding such statement, the Borrower shall be the actual account party for all purposes of this Agreement for such Letter of Credit and such statement shall not affect the Borrower's reimbursement obligations hereunder with respect to such Letter of Credit. The Issuing Lender may issue the Letters of Credit subject to The Uniform Customs and Practice for Documentary Credits, as published as of the date of issue by the International Chamber of Commerce.

                  (e) Indemnification; Nature of Issuing Lender's Duties. In addition to its other obligations under this Section 2.6, the Borrower hereby agrees to protect, indemnify, pay and save the Issuing Lender harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees) that the Issuing Lender may incur or be subject to as a consequence, direct or indirect, of (A) the issuance of any Letter of Credit or (B) the failure of the Issuing Lender to honor a drawing under a Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any Governmental Authority (all such acts or omissions, herein called "Government Acts"). As between the Borrower and the Issuing Lender, the Borrower shall assume all risks of the acts, omissions or misuse of any Letter of Credit by the beneficiary thereof. The Issuing Lender shall not be responsible: (A) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (B) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, that may prove to be invalid or ineffective for any reason; (C) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (D) for any loss or delay in the transmission or otherwise of any document required in order to make a drawing under a Letter of Credit or of the proceeds thereof; and (E) for any consequences arising from causes beyond the control of the Issuing Lender, including any Government Acts. None of the above shall affect, impair, or prevent the vesting of the Issuing Lender's rights or powers hereunder. In furtherance and extension and not in limitation of the specific provisions set forth in this subsection (e), any action taken or omitted by the Issuing Lender, under or in connection with any Letter of Credit or the related certificates, if taken or omitted in good faith, shall not put such Issuing Lender under any resulting liability to the Borrower or any other Credit Party. It is the intention of the parties that this Agreement shall be construed and applied to protect and indemnify the Issuing Lender against any and all risks involved in the issuance of the Letters of Credit, all of which risks are hereby assumed by the Borrower (on behalf of itself and each of the other Credit Parties), including any and all Government Acts. The Issuing Lender shall not, in any way, be liable for any failure by the Issuing Lender or anyone else to pay any drawing under any Letter of Credit as a result of any Government Acts or any other cause beyond the control of the Issuing Lender. Nothing in this subsection (e) is intended to limit the reimbursement obligations of the Borrower contained in subsection (b) above. The obligations of the Borrower under this subsection (e) shall survive the termination of this Agreement. No act or omissions of any current or prior beneficiary of a Letter of Credit shall in any way affect or impair the rights of the Issuing Lender to enforce any right, power or benefit under this Agreement. Notwithstanding anything to the contrary contained in this subsection
         (e), the Borrower shall have no obligation to indemnify the Issuing Lender in respect of any liability incurred by the Issuing Lender (A) arising out of the gross negligence or willful misconduct of the Issuing Lender, as determined by a court of competent jurisdiction, or
         (B) caused by the Issuing Lender's failure to pay under any Letter of Credit after presentation to it of a request strictly complying with the terms and conditions of such Letter of Credit, as determined by a court of competent jurisdiction, unless such payment is prohibited by any law, regulation, court order or decree.

                  (f) Responsibility of Issuing Lender. It is expressly understood and agreed that the obligations of the Issuing Lender hereunder to the Lenders are only those expressly set forth in this Agreement and that the Issuing Lender shall be entitled to assume that the conditions precedent set forth in Section 5.3 have been satisfied unless it shall have acquired actual knowledge that any such condition precedent has not been satisfied; provided, however, that nothing set forth in this Section 2.6 shall be deemed to prejudice the right of any Lender to recover from the Issuing Lender any amounts made available by such Lender to the Issuing Lender pursuant to this Section 2.6 in the event that it is determined by a court of competent jurisdiction that the payment with respect to a Letter of Credit constituted gross negligence or willful misconduct on the part of the Issuing Lender.

                  (g) Reports. The Issuing Lender will provide to the Administrative Agent for dissemination to the Lenders at least quarterly, and more frequently upon request, a detailed summary report on its Letters of Credit and the activity thereon, including, among other things, the Credit Party for whose account the Letter of Credit is issued, the beneficiary, the face amount, and the expiry date. The Issuing Lender will provide copies of the Letters of Credit to the Administrative Agent and the Lenders promptly upon request.

                  (h) Conflict with LOC Documents. Solely as among the parties hereto, in the event of any conflict between this Agreement and any LOC Document (including any letter of credit application), this Agreement shall control.

         2.7 Additional Provisions Relating to Swingline Loans. The Swingline Lender may, at any time, in its sole discretion, by written notice to the Borrower and the Lenders, demand repayment of its Swingline Loans by way of a Revolving Loan advance, in which case the Borrower shall be deemed to have requested a Revolving Loan advance comprised solely of Prime Rate Loans in the amount of such Swingline Loans; provided, however, that any such demand shall be deemed to have been given one Business Day prior to the Revolving Commitment Termination Date and on the date of the occurrence of any Event of Default described in Section 9.1 and upon acceleration of the indebtedness hereunder and the exercise of remedies in accordance with the provisions of Section 9.2. Each Lender hereby irrevocably agrees to make its Revolving Commitment Percentage of each such Revolving Loan in the amount, in the manner and on the date specified in the preceding sentence notwithstanding (i) the amount of such borrowing may not comply with the minimum amount for advances of Revolving Loans otherwise required hereunder, (ii) whether any conditions specified in Section 5.3 are then satisfied, (iii) whether a Default or an Event of Default then exists, (iv) failure of any such request or deemed request for Revolving Loan to be made by the time otherwise required hereunder, (v) whether the date of such borrowing is a date on which Revolving Loans are otherwise permitted to be made hereunder or
(vi) any termination of the Commitments relating thereto immediately prior to or contemporaneously with such borrowing. In the event that any Revolving Loan cannot for any reason be made on the date otherwise required above (including as a result of the commencement of a proceeding under the Bankruptcy Code with respect to the Borrower or any other Credit Party), then each Lender hereby agrees that it shall forthwith purchase (as of the date such borrowing would otherwise have occurred, but adjusted for any payments received from the Borrower on or after such date and prior to such purchase) from the Swingline Lender such Participation Interests in the outstanding Swingline Loans as shall be necessary to cause each such Lender to share in such Swingline Loans ratably based upon its Revolving Commitment Percentage of the Revolving Committed Amount (determined before giving effect to any termination of the Commitments pursuant to Section 9.2), provided that (A) all interest payable on the Swingline Loans shall be for the account of the Swingline Lender until the date as of which the respective Participation Interest is funded and (B) at the time any purchase of Participation Interests pursuant to this sentence is actually made, the purchasing Lender shall be required to pay to the Swingline Lender, to the extent not paid to the Swingline Lender by the Borrower in accordance with the terms of Section 3.3(b), interest on the principal amount of Participation Interests purchased for each day from and including the day upon which such borrowing would otherwise have occurred to but excluding the date of payment for such Participation Interests, at the rate equal to the Federal Funds Rate.

         2.8 Pro Rata Treatment. Except to the extent otherwise provided herein:

                  (a) Loans. Each Revolving Loan advance, each payment or prepayment of principal of any Loan (other than Swingline Loans) or reimbursement obligations arising from drawings under Letters of Credit, each payment of interest on the Loans (other than Swingline Loans) or reimbursement obligations arising from drawings under Letters of Credit, each payment of Non-Use Fees, each payment of Letter of Credit Fees, each reduction of the Revolving Committed Amount and each conversion or extension of any Loan (other than Swingline Loans) shall be allocated pro rata among the Lenders in accordance with the respective Revolving Commitment Percentages.

                  (b) Advances. No Lender shall be responsible for the failure or delay by any other Lender in its obligation to make its ratable share of a borrowing hereunder; provided, however, that the failure of any Lender to fulfill its obligations hereunder shall not relieve any other Lender of its obligations hereunder. Unless the Administrative Agent shall have been notified by any Lender prior to the date of any requested borrowing that such Lender does not intend to make available to the Administrative Agent its ratable share of such borrowing to be made on such date, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on the date of such borrowing, and the Administrative Agent in reliance upon such assumption, may (in its sole discretion but without any obligation to do so) make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent, the Administrative Agent shall be able to recover such corresponding amount from such Lender. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent will promptly notify the Borrower, and the Borrower shall immediately pay such corresponding amount to the Administrative Agent. The Administrative Agent shall also be entitled to recover from the Lender or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Borrower to the date such corresponding amount is recovered by the Administrative Agent at a per annum rate equal to (i) from the Borrower at the applicable rate for the applicable borrowing pursuant to the Notice of Borrowing and (ii) from a Lender at the Federal Funds Rate.

         2.9 Records of Loans. The Administrative Agent shall make reasonable efforts to maintain an accurate record of (i) the amount, type and Interest Period of each Loan hereunder, (ii) the amount of any principal or interest due and payable or to become due and payable to each Lender hereunder, and (iii) the amount of any sum received by the Administrative Agent hereunder from or for the account of the Borrower and each Lender's share thereof, and each Lender shall likewise make reasonable efforts to maintain an accurate record of each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement. The entries made by each Lender in its records, if consistent with the entries made by the Administrative Agent in its records, shall be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain any such records, or any error therein, shall not in any manner affect the obligation of the Borrower to repay the Loans and other obligations owing to such Lender.

                                   ARTICLE III
                          INTEREST, FEES AND REPAYMENT

         3.1 Interest. Subject to the provisions of Article IV, the Loans hereunder shall bear interest at a per annum rate, payable in arrears on each applicable Interest Payment Date (or at such other times as may be specified herein), as follows:

                  (a) Prime Rate Loans. During such periods as the Loans shall be comprised of Prime Rate Loans, the sum of the Prime Rate minus the Applicable Margin.

                  (b) LIBOR Rate Loans. During such periods as the Loans shall be comprised of LIBOR Rate Loans, the sum of the Adjusted LIBOR Rate plus the Applicable Margin.

                  (c) Default Rate. Upon the occurrence and during the continuation of any Event of Default, the principal of and, to the extent permitted by law, interest on the Loans and any other amounts owing hereunder or under the other Credit Documents shall bear interest, payable on demand, at a per annum rate 2% greater than the rate which would otherwise be applicable (or if no rate is applicable, whether in respect of interest, fees or other amounts, then the Prime Rate plus the then effective Applicable Margin for Prime Rate Loans plus 2%.

         3.2 Fees.

                  (a) Non-Use Fee. In consideration of the Revolving Commitments, hereunder, the Borrower agrees to pay to the Administrative Agent for the benefit of each Lender a non-use fee (the "Non-Use Fee") for the period from the Closing Date to the Revolving Commitment Termination Date calculated at the rate of 0.15% (15 bps) per annum on the average daily unused amount of each Lender's Revolving Committed Amount for the applicable period. The Non-Use Fee shall be payable quarterly in arrears on the 15th day following the last day of each calendar quarter for the immediately preceding quarter (or portion thereof) beginning with the first such date to occur after the Closing Date and on the Revolving Commitment Termination Date. For purposes of computing the Non-Use Fee, outstanding Letters of Credit shall be considered usage of the Aggregate Revolving Committed Amount; however, outstanding Swingline Loans shall be considered usage of the Revolving Committed Amount of Bank of Oklahoma only.

                  (b)      Letter of Credit Fees.

                           (i) Letter of Credit Fee. In consideration of the
                  issuance of each Letter of Credit hereunder, the Borrower promises to pay to the Administrative Agent for the benefit of each Lender a fee (the "Letter of Credit Fee") on each Lender's Percentage of the actual daily maximum amount available to be drawn under each outstanding Letter of Credit from the date of its issuance to the date of its stated expiration, computed at a per annum rate for each day equal to the Applicable Margin for LIBOR Rate Loans. The Letter of Credit Fee shall be payable in advance upon the issuance of each Letter of Credit (or, in the case of the Existing Letters of Credit, upon the Closing
                  Date); provided, however, that if any Letter of Credit has a stated expiration of more than one year from the date of issuance (or provides for automatic renewals beyond a period of one year from the date of issuance), the Letter of Fee shall be payable in advance upon issuance for the first year and on each anniversary date for each subsequent year thereafter.

                           (ii) Issuing Lender Fees. In addition to the Letter
                  of Credit Fee payable pursuant to clause (i) above, the Borrower promises to pay to the Issuing Lender, without sharing by the other Lenders, the customary charges from time to time of the Issuing Lender with respect to the issuance, amendment, transfer, administration, cancellation and conversion of, and drawings under, each Letter of Credit.

                           (iii) Default Fee. Upon the occurrence and during the
                  continuation of any Event of Default, the Letter of Credit Fee shall accrue at a per annum rate 2% greater than the rate which would otherwise be applicable.

                  (c) Administrative Fees. The Borrower agrees to pay to the Administrative Agent, for its own account, the fees referred to in and payable from time to time under the Administrative Agent Fee Letter.

                  (d) Commitment Fees. On the Closing Date, the Borrower agrees to pay to the Administrative Agent for the benefit of each of the Lenders, the commitment fees referred to in the Fee Letter.

                  (e) Modification Fee. In the event that the Lenders and the Administrative Agent are requested to enter into or to approve any amendment, modification, interpretation, termination, waiver or consent with respect to this Agreement or any of the other Credit Documents, other than an extension of the Facility in accordance with Section 2.5(c), the Borrower shall pay to the Administrative Agent a modification fee of $5,000 (in addition to any out-of-pocket expenses reimbursable under Section 12.5(a)).

                  3.3      Maturity; Repayment.

                  (a) Swingline Loans. The principal amount of each Swingline Loan shall be due and payable on the earlier of (i) the maturity date agreed to by the Swingline Lender and the Borrower at the time such Swingline Loan is made, but in any event not more than 10 days from the date such Swingline Loan was made, and (ii) the Revolving Commitment Termination Date.

                  (b) Term Loans. The principal amount of all Term Loans outstanding shall be due and payable in full on the Facility Maturity Date.

         3.4 Prepayments. The Loans may be repaid in whole or in part without premium or penalty (except, in the case of LIBOR Rate Loans, breakage costs related to prepayments not made on the last day of the relevant Interest Period, as provided in Section 4.7) and partial prepayments shall be minimum principal amounts of $5,000,000 (except Swingline Loans, which may be prepaid in minimum principal amounts of $500,000), and in integral multiples of $500,000 in excess thereof. Unless otherwise directed by the Borrower, prepayments on the Loans shall be applied first to Prime Rate Loans and then to LIBOR Rate Loans in direct order of Interest Period maturities. Amounts prepaid on the Revolving Obligations may, subject to the terms and conditions hereof, be reborrowed. Amounts prepaid on the Term Loans may not be reborrowed.

         3.5 Sharing of Payments. The Lenders agree among themselves that, in the event that any Lender shall obtain payment in respect of any Loan, LOC Obligations or any other obligation owing to such Lender under this Agreement through the exercise of a right of setoff, banker's lien or counterclaim, or pursuant to a secured claim under Section 506 of the Bankruptcy Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, in excess of its pro rata share of such payment as provided for in this Agreement, such Lender shall promptly purchase from the other Lenders a Participation Interest in such Loans, LOC Obligations and other obligations in such amounts, and make such other adjustments from time to time, as shall be equitable to the end that all Lenders share such payment in accordance with their respective ratable shares as provided for in this Agreement. The Lenders further agree among themselves that if payment to a Lender obtained by such Lender through the exercise of a right of setoff, banker's lien, counterclaim or other event as aforesaid shall be rescinded or must otherwise be restored, each Lender which shall have shared the benefit of such payment shall, by repurchase of a Participation Interest theretofore sold, return its share of that benefit (together with its share of any accrued interest payable with respect thereto) to each Lender whose payment shall have been rescinded or otherwise restored. The Borrower agrees that any Lender so purchasing such a Participation Interest may, to the fullest extent permitted by law, exercise all rights of payment, including setoff, banker's lien or counterclaim, with respect to such Participation Interest as fully as if such Lender were a holder of such Loan, LOC Obligations or other obligation in the amount of such Participation Interest. Except as otherwise expressly provided in this Agreement, if any Lender or the Administrative Agent shall fail to remit to the Administrative Agent or any other Lender an amount payable by such Lender or the Administrative Agent to the Administrative Agent or such other Lender pursuant to this Agreement on the date when such amount is due, such payments shall be made together with interest thereon for each date from the date such amount is due until the date such amount is paid to the Administrative Agent or such other Lender at a rate per annum equal to the Federal Funds Rate. If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this Section 3.5 applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders under this Section 3.5 to share in the benefits of any recovery on such secured claim.

         3.6 Payments. Except as otherwise specifically provided herein, all payments hereunder shall be made to the Administrative Agent, at the address specified in Section 12.1, in Dollars and in immediately available funds, without setoff, deduction, counterclaim or withholding of any kind, not later than 11:00 a.m. (Tulsa, Oklahoma time) on the date when due. Payments received after such time shall be deemed to have been received on the next succeeding Business Day. The Administrative Agent may (but shall not be obligated to) debit the amount of any such payment which is not made by such time to any ordinary deposit account of the Borrower maintained with the Administrative Agent (with notice to the Borrower). The Borrower shall, at the time it makes any payment under this Agreement, specify to the Administrative Agent the Loans, LOC Obligations, Fees, interest or other amounts payable by the Borrower hereunder to which such payment is to be applied (and in the event that it fails so to specify, or if such application would be inconsistent with the terms hereof, the Administrative Agent shall distribute such payment to the Lenders in such manner as the Administrative Agent may determine to be appropriate in respect of obligations owing by the Borrower hereunder, subject to the terms of Section 2.8(a)). The Administrative Agent will distribute such payments to such Lenders, if any such payment is received prior to 11:00 a..m. (Tulsa, Oklahoma time) on a Business Day in like funds as received prior to the end of such Business Day and otherwise the Administrative Agent will distribute such payment to such Lenders on the next succeeding Business Day. Whenever any payment hereunder shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day (subject to accrual of interest and Fees for the period of such extension), except that in the case of LIBOR Rate Loans, if the extension would cause the payment to be made in the next following calendar month, then such payment shall instead be made on the next preceding Business Day.

         3.7 Computations of Interest and Fees. Except as expressly provided otherwise herein, all computations of interest and fees shall be made on the basis of actual number of days elapsed over a year of 360 days. Interest shall accrue from and include the date of borrowing, but exclude the date of payment.

         3.8 Maximum Lawful Interest Rate. It is not the intention of the Lenders or the Borrower to violate the laws of any applicable jurisdiction relating to usury or other restrictions on the maximum lawful interest rate. The Credit Documents and all other agreements between the Borrower and the Lenders, whether now existing or hereafter arising and whether written or oral, are hereby limited so that in no event shall the interest paid or agreed to be paid to the Lenders for the use, forbearance or detention of money loaned, or for the payment or performance of any covenant or obligation contained herein or in any other Credit Document, exceed the maximum amount permissible under applicable law. If from any circumstances whatsoever fulfillment of any provision hereof or of any other Credit Document, at the time the performance of such provision shall be due, shall involve transcending the limit of validity prescribed by law, then, ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity. If from any such circumstances the Lenders should ever receive anything of value deemed interest under applicable law which would exceed interest at the highest lawful rate, such excessive interest shall be applied to the reduction of the principal amount owing hereunder, and not to the payment of interest, or if such excessive interest exceeds any unpaid balance of principal, such excess shall be refunded to the Borrower. All sums paid or agreed to be paid to the Lenders for the use, forbearance or detention of monies advances under the Facility shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of the Obligations until payment in full so that the rate of interest on account of the Obligations is uniform throughout the term thereof. This Section 3.8 shall control every other provision of the Credit Documents and all other agreements between the Lenders and the Borrower contemplated thereby.

                                   ARTICLE IV
         YIELD PROTECTION; OTHER PROVISIONS RELATING TO CREDIT FACILITY

         4.1 Capital Adequacy. If any Lender has determined that, after the Closing Date, the adoption or the becoming effective of, or any change in, or any change by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof in the interpretation or administration of, any law, rule or regulation regarding capital adequacy applicable to such Lender (or its parent holding company or its Applicable Lending Office), or compliance by such Lender (or its parent holding company or its Applicable Lending Office) with any request or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's capital or assets as a consequence of its commitments or obligations hereunder to a level below that which such Lender could have achieved but for such adoption, effectiveness, change or compliance (taking into consideration such Lender's policies with respect to capital adequacy), then, upon notice from such Lender to the Borrower, the Borrower shall be obligated to pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction. Each determination by any such Lender of amounts owing under this Section 4.1 shall, absent manifest error, be conclusive and binding on the parties hereto.

         4.2 Limitation on LIBOR Rate Loans. If on or prior to the first day of any Interest Period for any LIBOR Rate Loan, (i) the Administrative Agent determines (which determination shall be conclusive) that by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Adjusted LIBOR Rate for such Interest Period, or
(ii) the Required Lenders determine (which determination shall be conclusive) and notify the Administrative Agent that the Adjusted LIBOR Rate will not adequately and fairly reflect the cost to the Lenders of funding LIBOR Rate Loans for such Interest Period, then in either of such events the Administrative Agent shall give the Borrower prompt notice thereof, and so long as such condition remains in effect, the Lenders shall be under no obligation to make additional LIBOR Rate Loans, continue LIBOR Rate Loans, or to convert Prime Rate Loans into LIBOR Rate Loans, and the Borrower shall, on the last day(s) of the then current Interest Period(s) for the outstanding LIBOR Rate Loans, either prepay such LIBOR Rate Loans or convert such LIBOR Rate Loans into Prime Rate Loans in accordance with the terms of this Agreement.

         4.3 Illegality. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Lender (or its Applicable Lending Office) to make, maintain, or fund LIBOR Rate Loans hereunder, then such Lender shall promptly notify the Borrower and Administrative Agent thereof and such Lender's obligation to make or continue LIBOR Rate Loans and to convert Prime Rate Loans into LIBOR Rate Loans shall be suspended until such time as such Lender may again make, maintain, and fund LIBOR Rate Loans (in which case the provisions of Section 4.5 shall be applicable).

         4.4 Requirements of Law. If, after the date hereof, the adoption of any applicable law, rule, or regulation, or any change in any applicable law, rule, or regulation, or any change in the interpretation or administration thereof by any Governmental Authority, central bank, or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such Governmental Authority, central bank, or comparable agency:

                  (i) shall subject such Lender (or its Applicable Lending Office) to any Taxes (as defined in Section 4.6(a)) with respect to any LIBOR Rate Loans, its Notes, any Letter of Credit or any Lender's participation therein, any LOC Documents, or its obligation to make LIBOR Rate Loans, or change the basis of taxation of any amounts payable to such Lender (or its Applicable Lending Office) under this Agreement or its Notes in respect of any LIBOR Rate Loans (other than a change in the rate of tax);

                  (ii) shall impose, modify, or deem applicable any reserve, special deposit, assessment, or similar requirement (other than the Eurodollar Reserve Requirement utilized in the determination of the Adjusted LIBOR Rate) relating to any extensions of credit or other assets of, or any deposits with or other liabilities or commitments of, such Lender (or its Applicable Lending Office), including the Commitment of such Lender hereunder; or

                  (iii) shall impose on such Lender (or its Applicable Lending Office) or the London interbank market any other condition affecting this Agreement or its Notes or any of such extensions of credit or liabilities or commitments (including any Letter of Credit or any Lender's participation therein or any LOC Documents);

and the result of any of the foregoing is to increase the cost to such Lender (or its Applicable Lending Office) of making, converting into, continuing, or maintaining any LIBOR Rate Loans or any Letter of Credit or any Lender's participation therein or any LOC Documents or to reduce any sum received or receivable by such Lender (or its Applicable Lending Office) under this Agreement or its Notes with respect to any LIBOR Rate Loans or any Letter of Credit or LOC Document, then the Borrower shall pay to such Lender on demand such amount or amounts as will compensate such Lender for such increased cost or reduction. If any Lender requests compensation by the Borrower under this
Section 4.4, the Borrower may, by notice to such Lender (with a copy to the Administrative Agent), suspend the obligation of such Lender to make or continue LIBOR Rate Loans, or to convert Prime Rate Loans into LIBOR Rate Loans, until the event or condition giving rise to such request ceases to be in effect (in which case the provisions of Section 4.5 shall be applicable); provided that such suspension shall not affect the right of such Lender to receive the compensation so requested. Each Lender shall promptly notify the Borrower and the Administrative Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Lender to compensation pursuant to this Section 4.4 and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole judgment of such Lender, be otherwise disadvantageous to it; provided, that in determining whether designating a different Applicable Lending Office would be disadvantageous to such Lender, such Lender shall disregard any economic disadvantage that the Borrower agrees in form and substance satisfactory to such Lender to indemnify and hold such Lender harmless therefrom. Any Lender claiming compensation under this Section 4.4 shall furnish to the Borrower and the Administrative Agent a statement setting forth the additional amount or amounts to be paid to it hereunder which shall be conclusive in the absence of manifest error. In determining such amount, such Lender may use any reasonable averaging and attribution methods.

         4.5 Treatment of Affected Loans. If the obligation of any Lender to make any LIBOR Rate Loan or to continue, or to convert Prime Rate Loans into, LIBOR Rate Loans shall be suspended pursuant to Section 4.3 or 4.4, such Lender's LIBOR Rate Loans shall be automatically converted into Prime Rate Loans on the last day(s) of the then current Interest Period(s) for such LIBOR Rate Loans (or, in the case of a conversion required by Section 4.4, on such earlier date as such Lender may specify to the Borrower with a copy to the Administrative Agent) and, unless and until such Lender gives notice as provided below that the circumstances specified in Section 4.3 or 4.4 that gave rise to such conversion no longer exist:

                  (i) to the extent that such Lender's LIBOR Rate Loans have been so converted, all payments and prepayments of principal that would otherwise be applied to such Lender's LIBOR Rate Loans shall be applied instead to its Prime Rate Loans; and

                  (ii) all Loans that would otherwise be made or continued by such Lender as LIBOR Rate Loans shall be made or continued instead as Prime Rate Loans, and all Prime Rate Loans of such Lender that would otherwise be converted into LIBOR Rate Loans shall remain as Prime Rate Loans.

If such Lender gives notice to the Borrower (with a copy to the Administrative Agent) that the circumstances specified in Section 4.3 or 4.4 that gave rise to the conversion of such Lender's LIBOR Rate Loans pursuant to this Section 4.5 no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when LIBOR Rate Loans made by other Lenders are outstanding, such Lender's Prime Rate Loans shall be automatically converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding LIBOR Rate Loans, to the extent necessary so that, after giving effect thereto, all Loans held by the Lenders holding LIBOR Rate Loans and by such Lender are held pro rata (as to principal amounts, interest rate basis, and Interest Periods) in accordance with their respective Commitments.

         4.6 Taxes.

                  (a) No Deductions. Any and all payments by the Borrower to or for the account of any Lender or the Administrative Agent hereunder or under any other Credit Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender and the Administrative Agent, taxes imposed on its net income, and franchise taxes imposed in lieu of a tax on net income, by the jurisdiction under the laws of which such Lender (or its Applicable Lending Office) or the Administrative Agent (as the case may be) is organized or maintained or any political subdivision thereof (all such non-excluded taxes, duties, levies, imposts, deductions, charges, withholdings, and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct or withhold any Taxes from or in respect of any sum payable under this Agreement or any other Credit Document to any Lender or the Administrative Agent, (i) except as provided in Section 4.6(e), the sum payable shall be increased as necessary so that after making all required deductions or withholdings for or on account of Taxes (including deductions or withholdings for or on account of Taxes applicable to additional sums payable under this Section 4.6) such Lender or the Administrative Agent receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions or withholdings, (iii) the Borrower shall pay the full amount deducted or withheld to the relevant taxation authority or other Governmental Authority in accordance with applicable law, and (iv) within thirty (30) days after the date of any payment of Taxes, the Borrower shall furnish to the Administrative Agent, at its address referred to in Section 12.1, the original or a certified copy of a receipt evidencing payment thereof.

                  (b) Other Taxes. In addition, the Borrower agrees to pay any and all present or future stamp or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made under this Agreement or any other Credit Document or from the execution or delivery of, or otherwise with respect to, this Agreement or any other Credit Document (hereinafter referred to as "Other Taxes").

                  (c) Indemnity. Except as provided in Section 4.6(e), the Borrower agrees to indemnify each Lender and the Administrative Agent for the full amount of Taxes and Other Taxes (including any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 4.6 for or on account of Taxes or Other Taxes) paid by such Lender or the Administrative Agent (as the case may be) and any liability (including penalties, interest, and expenses) arising therefrom or with respect thereto.

                  (d) Exemption from Backup Withholding. If requested in writing by the Borrower or the Administrative Agent, each Lender shall provide the Borrower and the Administrative Agent with accurate and complete original signed copies of Internal Revenue Service Form W-9 or any successor form prescribed by the Internal Revenue Service certifying that such Lender is entitled to a complete exemption from United States withholding tax on payments pursuant to this Agreement or any of the other Credit Documents.

                  (e) Non-U.S. Lenders. Each Lender that is not a United States person under Section 7701(a)(30) of the IRC for U.S. federal income tax purposes, on or prior to the date on which it becomes a Lender under this Agreement pursuant to Section 4.8 or 12.3), and from time to time thereafter if (x) a lapse in time or change in circumstances renders the previous certification obsolete or inaccurate in any material respect or (y) requested in writing by the Borrower or the Administrative Agent (but only so long as such Lender remains lawfully able to do so), shall provide the Borrower and the Administrative Agent with (i) two accurate and complete original signed copies of Internal Revenue Service Form W-8BEN or W-8ECI, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Lender is entitled to benefits under an income tax treaty to which the United States is a party which completely eliminates United States withholding tax on all payments hereunder or under any other Credit Documents or certifying that all such payments are effectively connected with the conduct of a trade or business in the United States, or (ii) if such Lender is not a "bank" within the meaning of Section 881(c)(3)(A) of the IRC and cannot deliver either Internal Revenue Service Form W-8BEN (with respect to a complete exemption under an income tax treaty) or Form W-8ECI pursuant to clause (i), (A) a certificate, in form satisfactory to the Borrower and the Administrative Agent, and (B) two accurate and complete original signed copies of Form W-8BEN or any successor form prescribed by the Internal Revenue Service, certifying that such Lender is entitled to a complete exemption from United States withholding tax on payments of interest pursuant to this Agreement or any of the other Credit Documents. For any period with respect to which a Lender has failed to provide the Borrower and the Administrative Agent with the appropriate form pursuant to this Section 4.6(e) (unless such failure is due to a change in treaty, law, or regulation (or in the official interpretation thereof) enacted or promulgated subsequent to the date on which a form with respect to such Lender originally was required to be provided), such Lender shall not be entitled to indemnification under Section 4.6(a) or 4.6(c) with respect to Taxes imposed by the United States; provided, however, that should a Lender, which is otherwise exempt from United States withholding tax, become subject to Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as such Lender shall reasonably request to assist such Lender, at such Lender's expense, to recover such Taxes. In addition, for any period with respect to which a Lender has provided the Borrower and the Administrative Agent with the Internal Revenue Service forms specified in clause (ii) of the first sentence of this Section 4.6(e), such Lender shall not be entitled to indemnification under Section 4.6(a) or 4.6(c) with respect to Taxes imposed by the United States other than Taxes imposed on interest.

                  (f) Lending Offices. If the Borrower is required to pay additional amounts to or for the account of any Lender pursuant to this
         Section 4.6, then such Lender will agree to use reasonable efforts to change the jurisdiction of its Applicable Lending Office so as to eliminate or reduce any such additional payment which may thereafter accrue if such change, in the sole judgment of such Lender, is not otherwise materially disadvantageous to such Lender; provided, that in determining whether changing the jurisdiction of an Applicable Lending Office would be disadvantageous to such Lender, such Lender shall disregard any economic disadvantage that the Borrower agrees in form and substance satisfactory to such Lender to indemnify and hold such Lender harmless from.

                  (g) Refund to Borrower. If any Lender determines that it has actually received or realized any refund of tax, any reduction of, or credit against, its tax liabilities or otherwise recovered any amount in connection with any deduction or withholding, or payment of any additional amount, by the Borrower pursuant to Section 4.4 or 4.6, such Lender shall reimburse the Borrower an amount that the Lender shall, in its sole discretion, determine is equal to the net benefit, after tax, which was actually obtained by the Lender as a consequence of such refund, reduction, credit or recovery; provided, that nothing in this subsection (f) shall require any Lender to make available its tax returns (or any other information relating to its taxes which it deems to be confidential).

                  (h) Survival. Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 4.6 shall survive the repayment of the Loans, the LOC Obligations and other obligations under the Credit Documents and the termination of the Commitments hereunder.

         4.7 Compensation. Upon the request of any Lender, the Borrower shall pay to such Lender such amount or amounts as shall be sufficient (in the reasonable opinion of such Lender) to compensate it for any loss, cost, or expense (excluding loss of anticipated profits) incurred by it as a result of:
(i) any payment, prepayment, or conversion of a LIBOR Rate Loan for any reason (including the acceleration of the Loans pursuant to Section 9.2) on a date other than the last day of the Interest Period for such Loan; or (ii) any failure by the Borrower for any reason (including the failure of any condition precedent specified in Article V to be satisfied) to borrow, convert, continue, or prepay a LIBOR Rate Loan on the date for such borrowing, conversion, continuation, or prepayment specified in the relevant Notice of Borrowing, prepayment, continuation, or conversion under this Agreement. With respect to LIBOR Rate Loans, such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of the applicable Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such LIBOR Rate Loans provided for herein (excluding, however, the Applicable Margin included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) which would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank Eurodollar market. Without prejudice to the survival of any other agreement of the Borrower hereunder, the covenants of the Borrower set forth in this Section 4.7 shall survive the repayment of the Loans, LOC Obligations and other obligations under the Credit Documents and the termination of the Commitments hereunder.

         4.8 Replacement of Lenders. The Borrower shall have the right, if no Default then exists, to replace any Lender (a "Replaced Lender") with one or more other Eligible Assignees reasonably acceptable to the Administrative Agent (collectively, the "Replacement Lender") if such Lender is charging the Borrower increased costs pursuant to Section 4.4 or 4.6 in excess of those being charged generally by the other Lenders or such Lender becomes incapable of making LIBOR Rate Loans as provided in Section 4.3 when other Lenders are generally able to do so; provided, however, that (i) at the time of any replacement pursuant to this
Section 4.8, the Replacement Lender shall enter into one or more assignment agreements in accordance with Section 12.3(b) (and with all fees payable pursuant to Section 12.3(b) to be paid by the Replacement Lender) pursuant to which the Replacement Lender shall acquire all of the Commitments and outstanding Revolving Obligations of the Replaced Lender and, in connection therewith, shall pay to (x) the Replaced Lender, an amount equal to the sum of
(A) the principal of, and all accrued interest on, all outstanding Loans of the Replaced Lender, (B) all other Obligations owing to such Replaced Lender, together with all then unpaid interest with respect thereto at such time, and
(C) all accrued, but theretofore unpaid, fees owing to the Replaced Lender pursuant to Section 3.2, and (y) the Issuing Lender, an amount equal to such Replaced Lender's Revolving Commitment Percentage of a participation in any LOC Obligations (which at such time remains a LOC Obligation) to the extent such amount was not theretofore purchased by such Replaced Lender pursuant to Section 2.6(b), and (ii) all obligations of the Borrower owing to the Replaced Lender (other than those specifically described in clause (i) above in respect of which the assignment purchase price has been, or is concurrently being, paid, but including any amounts which would be paid to a Lender pursuant to Section 4.7 if the Borrower were prepaying a LIBOR Rate Loan) shall be paid in full to such Replaced Lender concurrently with such replacement. Upon the execution of the respective assignment agreement, the payment of amounts referred to in clauses
(i) and (ii) above and, if so requested by the Replacement Lender, delivery to the Replacement Lender of a Note executed by the Borrower, the Replacement Lender shall become a Lender hereunder and the Replaced Lender shall cease to constitute a Lender hereunder and be released of all its obligations as a Lender, except with respect to indemnification provisions applicable to the Replaced Lender under this Agreement, which shall survive as to such Replaced Lender.

                                    ARTICLE V
                          CLOSING; CONDITIONS PRECEDENT

         5.1 Closing Date. The closing of the transactions contemplated by this Agreement will take place, and the initial Extensions of Credit will be made, on July 16, 2002, or at such other date (not later than July 31, 2002) as the parties shall mutually agree (the "Closing Date"), provided that all conditions to the closing set forth in Section 5.2 have been satisfied.

         5.2 Closing Conditions. The obligation of the Lenders to enter into this Agreement and to make the initial Extensions of Credit hereunder is subject to satisfaction of the following conditions precedent at or as of the Closing Date (in each case in form and substance acceptable to the Lenders, unless otherwise specified):

                  (a) Executed Credit Documents. Receipt by the Administrative Agent of multiple counterparts of the Credit Documents, including this Agreement, the Notes

         (provided that there shall only be one original of each Note) and the Subsidiary Guaranty, each duly executed by an appropriate officer of each of the parties thereto.

                  (b) Financial Information. Receipt by the Administrative Agent of such financial information regarding the Borrower and the Consolidated Group as may be requested by, and in each case in form and substance satisfactory to, the Administrative Agent and the Lenders, including, to the extent available, any of the information otherwise required to be delivered pursuant to Section 7.1.

                  (c) Corporate Documents. Receipt by the Administrative Agent of the following:

                           (i) Charter Documents. Copies of the Articles or
                  Certificate of Incorporation, Articles of Organization or other similar publicly-filed organizational documents of each of the Credit Parties, each certified to be true and complete as of a recent date by the appropriate Governmental Authority of the state or other jurisdiction of its incorporation or, if certification by the appropriate Governmental Authority is not available, certified by its secretary or assistant secretary to be true and correct as of the Closing Date.

                           (ii) Bylaws. A copy of the bylaws, operating
                  agreement or other internal governance documents of each of the Credit Parties, each certified by its secretary or assistant secretary to be true and correct as of the Closing Date.

                           (iii) Resolutions. Copies of resolutions of the Board
                  of Directors of each of the Credit Parties approving and adopting the Credit Documents to which it is a party, the transactions contemplated therein and authorizing execution and delivery thereof, certified by its secretary or assistant secretary to be true and correct and in force and effect as of the Closing Date.

                           (iv) Good Standing. Copies of certificates of good
                  standing, existence or its equivalent with respect to each of the Credit Parties certified as of a recent date by the appropriate Governmental Authorities of the state or other jurisdiction of incorporation and each other jurisdiction in which the failure to so qualify and be in good standing could reasonably be expected to have a Material Adverse Effect.

                           (v) Incumbency Certificate. An incumbency certificate
                  with respect to each of the Credit Parties, certified by its secretary or assistant secretary to be true and correct as of the Closing Date.

                  (d) Opinion of Counsel. Receipt by the Administrative Agent of opinions of McAfee & Taft A Professional Corporation, counsel to the Parent and the Borrower, and Steven R. Mackey, Vice President and General Counsel of the Parent, as to the matter set forth on Exhibit "F" and such other matters as the Administrative Agent or its counsel may reasonably request at least three Business Days prior to the Closing Date (such opinions may be based upon such customary assumptions and may contains such customary qualifications and exceptions as may be approved by the Administrative Agent and its counsel).

                  (e) Certificate of Chief Financial Officer. A certificate, signed by the chief financial officer of the Parent, stating that, as of the Closing Date and to the best of such officer's knowledge, (i) no Default or Event of Default has occurred and is continuing, (ii) the representations and warranties made by the Borrower and the Parent herein or by the Credit Parties in any other Credit Documents are true and correct, and (iii) except as set forth on Schedule 6.5 and except as contemplated by Section 12.17, since September 30, 2001, there has been no circumstance, development or event which has had or could reasonably be expected to have a Material Adverse Effect. Such certificate shall also set forth calculations demonstrating the Borrower's compliance with Sections 7.11(c) and 7.12.

                  (f) Fees and Expenses. Payment by the Credit Parties of all fees and expenses owed by them to the Lenders and the Administrative Agent, including the reasonable fees and expenses of counsel to the Administrative Agent.

                  (g) Other. Receipt by the Lenders of such other documents, instruments, agreements or information as reasonably requested by any Lender.

                  (h) Bank One Agreement. Receipt by the Administrative Agent and the Lenders of satisfactory evidence that (i) any existing defaults or events of default under the Bank One Agreement have been cured or permanently waived, and (ii) the Bank One Agreement has been modified such that the affirmative and negative covenants contained therein and the events of default specified therein are no more restrictive than the covenants contained herein and the Events of Defaults specified herein.

In addition, there shall not have occurred or become known any material adverse change or any condition or event that could reasonably be expected to result in a material adverse change in the business, operations, financial condition, liabilities (contingent or otherwise) or prospects of the Consolidated Group taken as a whole since the dates of the latest financial information furnished to the Administrative Agent and the Lenders.

         5.3 Conditions to All Extensions of Credit. The obligation of each Lender to make any Extension of Credit hereunder (including the initial Extension of Credit to be made hereunder) is subject to the satisfaction of the following additional conditions precedent on the date of making such Extension of Credit (in addition to the conditions set forth in Article II):

                  (a) Representations and Warranties. The representations and warranties made by the Borrower and the Parent herein or by the Credit Parties in any other Credit Documents or which are contained in any certificate furnished at any time under or in connection herewith shall be true and correct in all material respects on and as of the date of such Extension of Credit as if made on and as of the date of such extension or such request, as applicable (except for those which expressly relate to an earlier specified date).

                  (b) No Default or Event of Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the Extension of Credit to be made on such date and the application of the proceeds thereof unless such Default or Event of Default shall have been waived in accordance with this Agreement.

                  (c) Bankruptcy or Insolvency. No Bankruptcy Event shall have occurred by or with respect to the Borrower, the Parent or any of the Parent's Subsidiaries.

                  (d) No Material Adverse Effect. No circumstance, event or condition shall have occurred or be existing which could reasonably be expected to have a Material Adverse Effect.

Each request for an Extension of Credit (including extensions and conversions) and each acceptance by the Borrower of an Extension of Credit (including extensions and conversions) shall be deemed to constitute a representation and warranty by the Borrower as of the date of such Extension of Credit that the applicable conditions in subsections (a), (b), (c) and (d) of this Section 5.3 have been satisfied.

                                   ARTICLE VI
                         REPRESENTATIONS AND WARRANTIES

         To induce the Lenders to make the Extensions of Credit hereunder to the Borrower, the Borrower and the Parent hereby jointly and severally represent and warrant to the Administrative Agent and to each Lender that:

         6.1 Organization; Existence; Compliance with Law. Each of the members of the Consolidated Group (i) is duly organized, validly existing in good standing under the laws of the jurisdiction of its incorporation or organization, (ii) has the corporate or other necessary organizational power and authority, and the legal right to own and operate its Properties, to lease the Properties it operates as lessee and to conduct the business in which it is currently engaged, (iii) is duly qualified as a foreign entity and in good standing under the laws of each jurisdiction where its ownership, lease or operation of Property or the conduct of its business requires such qualification, other than in such jurisdictions where the failure to be so qualified and in good standing has not had and could not have a Material Adverse Effect, and (iv) is in compliance with all Requirements of Law, except to the extent that the failure to comply therewith has not had and could not be reasonably expected to have a Material Adverse Effect.

         6.2 Existence and Authorization. Each of the Credit Parties has the corporate or other necessary organizational power and authority, and the legal right, to make, deliver and perform the Credit Documents to which it is a party and has taken all necessary corporate or other action to authorize the execution, delivery and performance by it of the Credit Documents to which it is a party. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with acceptance of Extensions of Credit or the making of the guaranties hereunder or with the execution, delivery or performance of any Credit Documents by the Credit Parties (other than those which have been obtained, such filings as are required by the SEC and to fulfill other reporting requirements with Governmental Authorities) or with the validity or enforceability of any Credit Document against the Credit Parties.

         6.3 Enforceability. Each Credit Document to which it is a party constitutes a legal, valid and binding obligation of such Credit Party enforceable against such Credit Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

         6.4 No Legal Bar. The execution, delivery and performance of the Credit Documents, the borrowings hereunder and the use of the Extensions of Credit will not violate any Requirement of Law or any Contractual Obligation of any member of the Consolidated Group (except those as to which waivers or consents have been obtained and those which could not reasonably be expected to have a Material Adverse Effect), and will not result in, or require, the creation or imposition of any Lien on any of its respective properties or revenues pursuant to any Requirement of Law or Contractual Obligation. No member of the Consolidated Group is in default under or with respect to any of its Contractual Obligations in any respect which has had or could reasonably be expected to have a Material Adverse Effect.

         6.5 Financial Condition. The audited consolidated balance sheets of the Parent and its consolidated Subsidiaries dated as of September 30, 1999, September 30, 2000, and September 30, 2001, respectively, together, in each case, with the related audited statements of income and cash flows, and the unaudited company-prepared consolidated balance sheet for the Parent and its consolidated Subsidiaries, dated as of March 31, 2002, together with related consolidated statements of income and cash flows, copies of which have previously been provided to the Administrative Agent for distribution to the Lenders, were prepared in accordance with GAAP consistently applied throughout the periods covered thereby, are complete and correct in all material respects and present fairly the financial condition (including disclosure of all material liabilities, contingent or otherwise) and results of operations of the Persons and for the periods specified, subject in the case of interim company-prepared statements to normal year-end adjustments and the absence of footnotes. Except as set forth on Schedule 6.5, since September 30, 2001, and except as contemplated by Section 12.17, there has been no circumstance, development or event which has had or could reasonably be expected to have a Material Adverse Effect.

         6.6 No Material Litigation and Disputes. No unsealed litigation or, to the best knowledge of the Credit Parties, claims, investigation, sealed litigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the best knowledge of the Credit Parties, threatened by or against, any members of the Consolidated Group or against any of their respective properties or revenues which (a) relate to the Credit Documents or any of the transactions contemplated hereby or thereby or (b) if adversely determined, could, after giving effect to any applicable insurance, reasonably be expected to have a Material Adverse Effect.

         6.7 No Defaults. No Default or Event of Default has occurred and is continuing. No default exists, nor, to the best knowledge of the Credit Parties, is any such default asserted under any Contractual Obligations to which any member of the Consolidated Group is a party which individually or in the aggregate has had or could reasonably be expected to have a Material Adverse Effect.

         6.8 Ownership and Operation of Property. Each of the members of the Consolidated Group has good title to, or a valid leasehold interest in, all of its material real property, and good title to, or a valid leasehold interest in, all of its other material Property, and none of such Properties is subject to any Lien, except for Permitted Liens.

         6.9 Licenses. Each of the members of the Consolidated Group has obtained all material Licenses, governmental or private, necessary to the ownership of its Properties and to the conduct of its business, which are material to the Consolidated Group taken as a whole.

         6.10 No Burdensome Restrictions. None of the members of the Consolidated Group is subject to any Requirement of Law or any Contractual Obligation which has had or could be reasonably expected to have a Material Adverse Effect.

         6.11 Taxes. Each of the members of the Consolidated Group has filed or caused to be filed all income tax returns (federal, state, local and foreign) and all other material tax returns which are required to be filed and has paid
(i) all amounts shown therein to be due (including interest and penalties) and
(ii) all other taxes, fees, assessments and other governmental charges (including mortgage recording taxes, documentary stamp taxes and intangibles taxes) owing, except for such taxes which are not yet delinquent or as are being contested in good faith by proper proceedings and against which adequate reserves are being maintained in accordance with GAAP. No tax claim or assessment has been asserted in writing against members of the Consolidated Group which has had or, if adversely determined, could reasonably be expected to have a Material Adverse Effect.

         6.12 ERISA Matters.

                  (i) During the five-year period prior to the date on which this representation is made or deemed made: (A) no ERISA Event has occurred, and, to the best knowledge of the Credit Parties, no event or condition has occurred or exists as a result of which any ERISA Event could reasonably be expected to occur, with respect to any Plan; (B) no "accumulated funding deficiency," as such term is defined in Section 302 of ERISA and Section 412 of the IRC, whether or not waived, has occurred with respect to any Plan; (C) each Plan has been maintained, operated, and funded in compliance with its own terms and in material compliance with the provisions of ERISA, the IRC, and any other applicable federal or state laws, except to the extent any noncompliance could not reasonably be expected to have a Material Adverse Effect; and (D) no Lien in favor of the PBGC or a Plan has arisen or is reasonably likely to arise on account of any Plan.

                  (ii) The actuarial present value of all "benefit liabilities" (as defined in Section 4001(a)(16) of ERISA), whether or not vested, under each Single Employer Plan, as of the last annual valuation date prior to the date on which this representation is made or deemed made (determined, in each case, in accordance with Financial Accounting Standards Board Statement 87, utilizing the actuarial assumptions used in such Plan's most recent actuarial valuation report), did not exceed as of such valuation date the fair market value of the assets of such Plan.

                  (iii) No member of the Consolidated Group nor any ERISA Affiliate has incurred, or, to the best knowledge of the Credit Parties, could be reasonably expected to incur, any withdrawal liability under ERISA to any Multiemployer Plan or Multiple Employer Plan, except to the except to the extent any such withdrawal liability could not reasonably be expected to have a Material Adverse Effect. No member of the Consolidated Group nor any ERISA Affiliate would become subject to any withdrawal liability under ERISA if any member of the Consolidated Group or any ERISA Affiliate were to withdraw completely from all Multiemployer Plans and Multiple Employer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. No member of the Consolidated Group nor any ERISA Affiliate has received any notification that any Multiemployer Plan is in reorganization (within the meaning of Section 4241 of ERISA), is insolvent (within the meaning of Section 4245 of ERISA), or has been terminated (within the meaning of Title IV of ERISA), and no Multiemployer Plan is, to the best knowledge of the Credit Parties, reasonably expected to be in reorganization, insolvent, or terminated.

                  (iv) To the best knowledge of the Credit Parties, no prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the IRC) or breach of fiduciary responsibility has occurred with respect to a Plan which has subjected or may subject any member of the Consolidated Group or any ERISA Affiliate to any liability under Sections 406, 409, 502(i), or 502(l) of ERISA or
         Section 4975 of the IRC, or under any agreement or other instrument pursuant to which any member of the Consolidated Group or any ERISA Affiliate has agreed or is required to indemnify any person against any such liability.

                  (v) No member of the Consolidated Group nor any ERISA Affiliates has any liability with respect to "expected post-retirement benefit obligations" within the meaning of the Financial Accounting Standards Board Statement 106. Each Plan which is a welfare plan (as defined in Section 3(1) of ERISA) to which Sections 601-609 of ERISA and Section 4980B of the IRC apply has been administered in compliance in all material respects of such sections, except to the extent any noncompliance could not reasonably be expected to have a Material Adverse Effect.

         6.13 Governmental Regulations.

                  (a) Margin Stock. No part of the proceeds of the Extensions of Credit hereunder will be used, directly or indirectly, for the purpose of purchasing or carrying any "margin stock" within the meaning of Regulation U, or for the purpose of purchasing or carrying or trading in any other securities. If requested by any Lender or the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form U-1 referred to in said Regulation U. No indebtedness being reduced or retired out of the proceeds of the Extensions of Credit hereunder was or will be incurred for the purpose of purchasing or carrying any margin stock within the meaning of Regulation U or any " margin security" within the meaning of Regulation
         T. "Margin stock" within the meanings of Regulation U does not constitute more than 25% of the value of the consolidated assets of the Borrower and its Subsidiaries.

                  (b) Securities Laws. None of the transactions contemplated by this Agreement (including the direct or indirect use of the proceeds of the Loans) will violate or result in a violation of the Securities Act of 1933, as amended, or the Securities Exchange Act, or regulations issued pursuant thereto, or Regulation T, U or X.

                  (c) Investment Company Act; Public Utility Holding Company Act. None of the members of the Consolidated Group is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act or the Investment Company Act of 1940, each as amended. In addition, none of the members of the Consolidated Group is
         (i) an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended, and is not controlled by such a company, or (ii) a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                  (d) Regulation O. No director, executive officer or principal shareholder of any member of the Consolidated Group is a director, executive officer or principal shareholder of any Lender. For the purposes hereof the terms "director," "executive officer" and "principal shareholder"(when used with reference to any Lender) have the respective meanings assigned thereto in Regulation O.

         6.14 Subsidiaries. Set forth on Schedule 6.14 are all the Subsidiaries of the Parent, including the jurisdiction of organization, classes of Capital Stock or other equity interests (including options, warrants, rights of subscription, conversion and exchangeability and other similar rights) and ownership and ownership percentages thereof. The outstanding shares of Capital Stock shown have been validly issued, fully paid and are non-assessable and owned free of Liens other than Permitted Liens.

         6.15 Purpose of Extensions of Credit. The proceeds of the Revolving Loans will be used solely for the purposes stated in Section 2.2(c).

         6.16     Environmental Matters.

                  (i) All of the facilities and Properties owned, leased or operated by each member of the Consolidated Group, and all of the Consolidated Group's respective operations at such facilities and Properties, are in compliance with all applicable Environmental Laws, and there is no violation of any Environmental Law with respect to such Properties or businesses, except to the extent any noncompliance or violation has not resulted and could not reasonably be expected to result in a Material Adverse Effect.

                  (ii) No Hazardous Materials are located or have been released on, under or about any of the facilities and Properties owned, leased or operated by any member of the Consolidated Group in amounts or concentrations that constitute a violation of, or could give rise to liability under, any Environmental Laws, and no Hazardous Materials have been generated, treated, stored, released from or disposed of at, on or under any of such facilities or Properties or any other location, or transported from such Properties to or disposed of at any other location by or on behalf of any members of the Consolidated Group in violation of any Environmental Law, except to the extent any such violation or liability has not resulted and could not reasonably be expected to result in a Material Adverse Effect.

                  (iii) No member of the Consolidated Group has (A) received any written notice of any judicial proceeding or administrative action that is pending or threatened under any Environmental Law with respect to any member of the Consolidated Group or its facilities, Properties or business, (B) entered into or been subject to any consent decree, consent order, administrative order or compliance order, or other administrative or judicial requirement that remains outstanding under any Environmental Law, or (C) been subject to any governmental enforcement action under any Environmental Laws with respect to any of its facilities or Properties or any off-site waste disposal site.

         6.17     Labor Matters. Except as set forth in Schedule 6.17:

                  (i) There are no strikes or lockouts against any members of the Consolidated Group pending or, to the best knowledge of the Credit Parties, threatened which could reasonably be expected to have a Material Adverse Effect.

                  (ii) The hours worked by and payments made to employees of the Consolidated Group have not been in violation of the Fair Labor Standards Act or any other applicable federal, state, local or foreign law dealing with such matters in any case where a Material Adverse Effect has occurred or could reasonably be expected to occur as a result of the violation thereof.

                  (iii) As of the date hereof, all payments due from members of the Consolidated Group, or for which any claim may be made against a member of the Consolidated Group, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of the respective members of the Consolidated Group, except to the extent any failure to so pay or accrue could not reasonably be expected to have a Material Adverse Effect.

         6.18 No Material Misstatements. None of the information contained in reports, financial statements, exhibits or schedules, taken as a whole, furnished by or on behalf of any member of the Consolidated Group to the Administrative Agent or any Lender in connection with the negotiation of the Credit Documents or included therein or delivered pursuant thereto contained, contains or will contain any material misstatement of fact or omitted, omits or will omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were, are or will be made, not materially misleading.

                                   ARTICLE VII
                              AFFIRMATIVE COVENANTS

         The Borrower and the Parent hereby jointly and severally covenant and agree that, so long as this Agreement is in effect or any amounts payable hereunder or under any other Credit Document shall remain outstanding or any Letter of Credit is outstanding, and until all of the Commitments hereunder shall have terminated:

         7.1 Reporting Requirements. The members of the Consolidated Group will furnish, or cause to be furnished, to the Administrative Agent (with sufficient copies for each of the Lenders):

                  (a) Annual Financial Statements. As soon as available, and in any event within 95 days after the close of each fiscal year of the Consolidated Group, a consolidated balance sheet and income statement of the members of the Consolidated Group as of the end of such fiscal year, together with related consolidated statements of operations and retained earnings and of cash flows for such fiscal year, in each case setting forth in comparative form consolidated figures for the preceding fiscal year, all such financial information described above to be in reasonable form and detail and audited by independent certified public accountants of recognized national or regional standing reasonably acceptable to the Administrative Agent and whose opinion shall be to the effect that such financial statements have been prepared in accordance with GAAP (except for changes with which such accountants concur) and shall not be limited as to the scope of the audit or qualified as to the status of the members of the Consolidated Group as a going concern or any other material qualifications or exceptions. Such financial statements shall be accompanied by a certificate of the accountants conducting the annual audit stating that they have reviewed this Agreement and stating further whether, in the course of their audit, they have become aware of any Default or Event of Default and, if any such Default or Event of Default exists, specifying the nature and extent thereof.

                  (b) Quarterly Financial Statements. As soon as available, and in any event within 50 days after the close of each fiscal quarter of the Consolidated Group (excluding the fourth fiscal quarter) an internally-prepared consolidated balance sheet and income statement of the members of the Consolidated Group as of the end of such fiscal quarter, together with related consolidated statements of operations and retained earnings and of cash flows for such fiscal quarter, in each case setting forth in comparative form consolidated figures for the corresponding period of the preceding fiscal year, all such financial information described above to be in reasonable form and detail and reasonably acceptable to the Administrative Agent, and accompanied by a certificate of the chief financial officer of the Parent to the effect that such quarterly financial statements fairly present in all material respects the financial condition of the members of the Consolidated Group and have been prepared in accordance with GAAP, subject to changes resulting from audit and normal year-end audit adjustments.

                  (c) Compliance Certificate. At the time of delivery of the financial statements provided for in Sections 7.1(a) and 7.1(b) above, a certificate of the chief financial officer or other Executive Officer of the Parent, in substantially the form of Exhibit "G," (i) demonstrating compliance with the financial covenants contained in
         Section 7.11 by calculation thereof as of the end of each such fiscal period, (ii) containing information regarding the amount of all Asset Dispositions during the prior fiscal year (annually only), and (iii) stating that no Default or Event of Default exists, or if any Default or Event of Default does exist, specifying the nature and extent thereof and what action the Credit Parties propose to take with respect thereto.

                  (d) Auditor's Reports. Promptly upon receipt thereof, a copy of any other report or " management letter" submitted by independent accountants to any member of the Consolidated Group in connection with any annual, interim or special audit of the books of such Person.

                  (e) Reports. Promptly upon transmission or receipt thereof, copies of any filings and registrations with, and reports to or from, the SEC, or any successor agency, and copies of all financial statements, proxy statements, notices and reports as the Parent shall send to its shareholders.

                  (f) Notice of Default. Promptly upon any Executive Officer of a Credit Party obtaining knowledge thereof, written notice of the occurrence of a Default or Event of Default, specifying the nature and existence thereof and what action the Credit Parties propose to take with respect thereto.

                  (g) Notice of Litigation and Potential Liabilities. Promptly upon any Executive Officer of a Credit Party obtaining knowledge thereof, written notice of: (i) the commencement of any litigation, arbitral or governmental proceeding against any Credit Party which, if adversely determined, would impose liability on one or more of the members of the Consolidated Group, after allowance for insurance coverage, of $10,000,000 or more in the aggregate or which would otherwise be likely to have a Material Adverse Effect; or (ii) the institution of any proceedings against such Person with respect to, or the receipt of notice by such Person of potential liability or responsibility for violation, or alleged violation of any Requirement of Law, including any Environmental Laws, the violation of which could have a Material Adverse Effect.

                  (h) ERISA. Promptly upon any Executive Officer of a Credit Party obtaining knowledge thereof, written notice of: (i) any event or condition, including, but not limited to, any Reportable Event, that constitutes, or might reasonably lead to, an ERISA Event; (ii) with respect to any Multiemployer Plan, the receipt of notice as prescribed in ERISA or otherwise of any withdrawal liability assessed against the Credit Parties or any ERISA Affiliates, or of a determination that any Multiemployer Plan is in reorganization or insolvent (both within the meaning of Title IV of ERISA); (iii) the failure to make full payment on or before the due date (including extensions) thereof of all amounts which any member of the Consolidated Group or any ERISA Affiliate is required to contribute to each Plan pursuant to its terms and as required to meet the minimum funding standard set forth in ERISA and the IRC with respect thereto; or (iv) any change in the funding status of any Plan that could have a Material Adverse Effect, together with a description of any such event or condition or a copy of any such notice and a statement by an Executive Officer of the Parent briefly setting forth the details regarding such event, condition, or notice, and the action, if any, which has been or is being taken or is proposed to be taken by the Credit Parties with respect thereto. Promptly upon request, the Credit Parties shall furnish the Administrative Agent and the Lenders with such additional information concerning any Plan as may be reasonably requested, including, but not limited to, copies of each annual report/return (Form 5500 series), as well as all schedules and attachments thereto required to be filed with the Department of Labor and/or the Internal Revenue Service pursuant to ERISA and the IRC, respectively, for each "plan year" (within the meaning of Section 3(39) of ERISA).

                  (i) Lien Matters. Promptly upon any Executive Officer of a Credit Party obtaining knowledge thereof, written notice of the incurrence or existence of any Lien on or against the Properties of any member of the Consolidated Group, other than a Permitted Lien.

                  (j) Other Information. With reasonable promptness upon any such request, such other information regarding the business, properties or financial condition of any member of the Consolidated Group as the Administrative Agent (on behalf of any Lender) or the Required Lenders may reasonably request.

         7.2 Preservation of Existence and Franchises. Except as a result of or in connection with a merger or consolidation of a Subsidiary permitted under
Section 8.3 or an Asset Disposition involving the Voting Stock of a Subsidiary permitted under Section 8.5, each Credit Party will do all things necessary to preserve and keep in full force and effect its existence, rights, franchises and authority.

         7.3 Books and Records. Each member of the Consolidated Group will keep complete and accurate books and records of its transactions in accordance with good accounting practices on the basis of GAAP (including the establishment and maintenance of appropriate reserves).

         7.4 Compliance with Law. Each member of the Consolidated Group will comply with all Requirements of Law applicable to it or its Properties, if noncompliance with any such Requirement of Law could have a Material Adverse Effect.

         7.5 Payment of Taxes and Other Indebtedness. Each member of the Consolidated Group will pay and discharge (i) all taxes, assessments and governmental charges or levies imposed upon it, or upon its income or profits, or upon any of its Properties, before they shall become delinquent, (ii) all lawful claims (including claims for labor, materials and supplies) which, if unpaid, might give rise to a Lien upon any of its properties, and (iii) except as prohibited hereunder, all of its other Indebtedness as it shall become due; provided, however, that no member of the Consolidated Group shall be required to pay any such tax, assessment, charge, levy, claim or Indebtedness (A) which is being contested in good faith by appropriate proceedings and as to which adequate reserves therefor have been established in accordance with GAAP or (B) if the failure to make any such payment (x) would not give rise to an immediate right to foreclose on a Lien securing such amounts and (y) could not have a Material Adverse Effect.

         7.6 Insurance. Each member of the Consolidated Group will at all times maintain in full force and effect insurance (including worker's compensation insurance, liability insurance and casualty insurance) or appropriate risk management programs in such amounts, covering such risks and liabilities and with such deductibles or self-insurance retentions as are reasonable or customary given the nature of its business, the circumstances and geographic area in which such business is being conducted and the availability of insurance coverage at commercially reasonable rates. The present insurance coverage and risk management programs of the members of the Consolidated Group are outlined as to carrier, policy number, expiration date, type and amount on Schedule 7.6.

         7.7 Maintenance of Property. Each member of the Consolidated Group will maintain and preserve its Properties and equipment material to the conduct of its business in good repair, working order and condition, normal wear and tear, obsolescence and casualty and condemnation excepted, and will make, or cause to be made, in such Properties and equipment from time to time all repairs, renewals, replacements, extensions, additions, betterments and improvements thereto as may be needed or proper, to the extent and in the manner customary for companies in similar businesses.

         7.8 Performance of Obligations. Each member of the Consolidated Group will perform all of its obligations under the terms of all material agreements, indentures, mortgages, security agreements and other debt instruments to which it is a party or by which it is bound, except where any failure to perform could not reasonably be expected to have a Material Adverse Effect.

         7.9 Use of Proceeds. The Borrower will use the proceeds of Extensions of Credit solely for the purposes set forth in Section 2.2(c).

         7.10 Audits/Inspections. Upon reasonable notice and during normal business hours, each member of the Consolidated Group will permit representatives appointed by the Administrative Agent, including independent accountants, agents, attorneys, and appraisers, to visit and inspect its books and records, facilities and other business assets (other than privileged information and sensitive proprietary information), and to make photocopies or photographs thereof and to write down and record any information such representative obtains and shall permit the Administrative Agent or its representatives to investigate and verify the accuracy of information provided to the Administrative Agent or the Lenders and to discuss all such matters with the officers, employees and, subject to the right of the representatives of the Consolidated Group to be present, representatives of such Person.

         7.11 Financial Covenants.

                  (a) Consolidated Debt to EBITDA Ratio. The Parent will maintain a Consolidated Debt to EBITDA Ratio, calculated as of the last day of each fiscal quarter beginning September 30, 2002, of not greater than 2.75 to one (2.75:1.00).

                  (b) Consolidated Debt to Capitalization Ratio. The Parent will maintain a Consolidated Debt to Capitalization Ratio, calculated as of the last day of each fiscal quarter beginning September 30, 2002, of not greater than 40%.

                  (c) Consolidated Tangible Net Worth. The Parent will maintain at all times Consolidated Tangible Net Worth of not less than $750,000,000.

         7.12 Liquidity Maintenance. The Credit Parties will at all times maintain in the Investment Portfolio, free and clear of any and all Liens, assets consisting of cash, cash equivalents and Marketable Securities having a fair market value, calculated on a pre-tax basis, of not less than $100,000,000.

         7.13 Additional Guarantors. The Borrower will cause each current or future Material Subsidiary to guarantee the prompt payment and performance when due of the Obligations in accordance with the terms and provisions of the Subsidiary Guaranty. As soon as practicable and in any event within 30 days after any Person becomes a direct or indirect Material Subsidiary, the Borrower shall provide the Administrative Agent with written notice thereof and shall cause such Person to execute a Subsidiary Guaranty Joinder Agreement in substantially the same form as Schedule 1 to the Subsidiary Guaranty. Notwithstanding the foregoing, the Lenders agree to release any Material Subsidiary from its obligations under the Subsidiary Guaranty if the Capital Stock of such Subsidiary is sold or transferred pursuant to an Asset Disposition permitted under Section 8.5 or if such Subsidiary becomes a party to a merger or consolidation in connection with a permitted Asset Disposition (such release to be delivered upon the consummation of the relevant transaction).

                                  ARTICLE VIII
                               NEGATIVE COVENANTS

         The Borrower and the Parent hereby jointly and severally covenant and agree that, so long as this Agreement is in effect or any amounts payable hereunder or under any other Credit Document shall remain outstanding or any Letter of Credit is outstanding, and until all of the Commitments hereunder shall have terminated:

         8.1 Indebtedness. No member of the Consolidated Group will create, incur or assume any Indebtedness if any Event of Default has occurred and is continuing at the time such Indebtedness is to be created, incurred or assumed or if any Event of Default would result from the creation, incurrence or assumption of such Indebtedness.

         8.2 Liens. No member of the Consolidated Group will contract, create, incur, assume or permit to exist, directly or indirectly, any Lien with respect to any of its Property, whether now owned or after acquired, except for the following types and categories of Liens ("Permitted Liens"):

                  (i) Liens (other than Liens created or imposed under ERISA) for taxes, assessments or governmental charges or levies not yet due or Liens for taxes being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established (and as to which the Property subject to any such Lien is not yet subject to foreclosure, sale or loss on account thereof);

                  (ii) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and suppliers and other Liens imposed by law or pursuant to customary reservations or retentions of title arising in the ordinary course of business, provided that such Liens secure only amounts not yet due and payable or, if due and payable, are unfiled and no other action has been taken to enforce the same or are being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established (and as to which the Property subject to any such Lien is not yet subject to foreclosure, sale or loss on account thereof);

                  (iii) Liens (other than Liens created or imposed under ERISA) incurred or deposits made by any member of the Consolidated Group in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of insurance, or to secure the performance of tenders, statutory obligations, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of Funded Debt);

                  (iv) Liens in connection with attachments or judgments (including judgment or appeal bonds), provided that the judgments secured shall, within 60 days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall have been discharged within 60 days after the expiration of any such stay;

                  (v) easements, rights-of-way, covenants, restrictions (including zoning restrictions), defects or irregularities in title and other similar charges or encumbrances not, in any material respect, impairing the use of the Property for its intended purposes;

                  (vi) Liens arising from UCC financing statements (or equivalent filings, registrations or agreements in foreign jurisdictions) relating to, leases permitted by this Agreement;

                  (vii) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

                  (viii) Liens created in connection with trading activities in the Investment Portfolio and secured only by Marketable Securities in the Investment Portfolio, so long as the Borrower remains at all times in compliance with the requirements of Section 7.12;

                  (ix) normal and customary rights of setoff upon deposits of cash in favor of banks or other depository institutions;

                  (x) Liens of a collection bank arising under Section 4-210 of the UCC on items in the course of collection; and

                  (xi) other Liens (in addition to those permitted by the foregoing clauses (i) through (x)) securing Indebtedness at any time outstanding which in the aggregate does not exceed 5% of Consolidated Total Capitalization.

         8.3 Merger and Consolidation. No member of the Consolidated Group will enter into any merger or consolidation (other than as contemplated by the Spinoff/Merger or in connection with any other disposition of the oil and gas exploration and production business of the Consolidated Group), except that:

                  (i) the Parent or Borrower may enter into any merger or consolidation with any Person which is not a Credit Party so long as
         (A) it is the surviving entity of such merger or consolidation and remains fully obligated under the Credit Documents for payment of the Obligations, and (B) no Default or Event of Default has occurred or is continuing or would be created by or result from such merger or consolidation, including a breach of the covenants set forth in Sections 7.11 and 7.12;

                  (ii) the Borrower and the Parent may merge or consolidate with or into each other, so long as no Default or Event of Default has occurred or is continuing or would be created by or result from such merger or consolidation, including a breach of the covenants set forth in Sections 7.11 and 7.12;

                  (iii) any Material Subsidiary may be party to a merger or consolidation with another Material Subsidiary or with the Borrower or the Parent so long as no Default or Event of Default has occurred or is continuing or would be created by or result from such merger or consolidation, including a breach of the covenants set forth in Sections 7.11 and 7.12, provided that, if the Borrower or the Parent is a party to such transaction, it shall be the surviving entity; and

                  (iv) a Subsidiary of the Borrower or of the Parent may enter into a transaction of merger or consolidation in connection with an Asset Disposition permitted under clauses (i), (viii) or (ix) of
         Section 8.5.

         8.4 Dissolution. No Credit Party will dissolve, liquidate or wind up its affairs.

         8.5 Asset Dispositions. No member of the Consolidated Group will make any Asset Disposition, except for the following:

                  (i) the transactions contemplated by the Spinoff/Merger (or, in the event the Spinoff/Merger is not consummated, any other sale, transfer or other disposition, whether by spinoff or otherwise, of the oil and gas exploration and production business of the Consolidated Group or the stock of Cimarex, Helmerich & Payne Energy Services, Inc., or Mountain Acquisition Co.);

                  (ii) the sale of inventory in the ordinary course of business;

                  (iii) the sale, lease or other disposition of drillings rigs, machinery and other equipment which is no longer used or useful in the conduct of business or which is obsolete or worn-out;

                  (iv) the sale, lease, transfer or disposition of any Property by any member of the Consolidated Group to another member of the Consolidated Group, provided that, if the Property is transferred to a member of the Consolidated Group which is not a Credit Party and such transfer would cause it to become a Material Subsidiary, the Borrower shall cause such member to provide a Subsidiary Guaranty Joinder Agreement in accordance with the requirements of Section 7.13;

                  (v) use or operating agreements or short-term Operating Leases entered into by any member of the Consolidated Group as owner or lessor with respect to personal property in the ordinary course of business and on market terms;

                  (vi) Operating Leases entered into by any member of the Consolidated Group as owner or lessor with respect to office space in the ordinary course of business and on market terms;

                  (vii) sales and trades of securities (including the execution and performance of Forward Sale Contacts), as long as the Credit Parties remain at all times in compliance with the requirements of
         Section 7.12;

                  (viii) the sale or other disposition of any real property (or the sale or other disposition of the Capital Stock of a Subsidiary of the Borrower or the Parent formed for the purpose of effectuating the sale or other disposition of real property), so long as no Default or Event of Default has occurred or is continuing or would be created by or result from such sale or other disposition, including a breach of the covenants set forth in Sections 7.11 and 7.12; and

                  (ix) the sale, transfer, lease or other disposition (or any series of related sales, transfers, leases or other dispositions) of Properties of the Consolidated Group, including the Capital Stock of any Subsidiary of the Borrower or the Parent which is not a Credit Party, during any fiscal year which have an aggregate fair market value of less than $25,000,000, so long as, at the time of any such sale or other disposition, no Default or Event of Default has occurred or is continuing or would be created by or result from such sale or other disposition, including a breach of the covenants set forth in Sections
         7.11 and 7.12.

         8.6 Transactions with Affiliates. No member of the Consolidated Group will enter into or permit to exist any transaction or series of transactions with any officer, director, shareholder, Subsidiary or Affiliate of such Person other than (i) extensions of credit and transfers of cash and assets by and between Credit Parties, (ii) transactions permitted by this Agreement, (iii) to the extent comparable with other members of the Borrower's industry peer group, payment of compensation (including benefits) to and reimbursement of expenses of officers and directors, including stock options and grant and stock option and grant plans, directors' fees, directors' stock option or grant plans, and directors' reimbursable expenses, and (iv) except as otherwise specifically limited in this Agreement, other transactions which are entered into in the ordinary course of such Person's business.

         8.7 Fiscal Year; Organizational Documents. No member of the Consolidated Group will change its fiscal year or amend, modify or change any of its Charter Documents in a manner adverse to the interests of the Lenders.

         8.8 Contingent Debt. No member of the Consolidated Group will assume, incur or permit to exist any Contingent Debt other than (i) Contingent Debt relating to Indebtedness of the Consolidated Group permitted under Section 8.1,
(ii) the endorsement of checks or other negotiable instruments in the ordinary course of business, and (iii) Contingent Debt which does not exceed $10,000,000 in the aggregate at any time outstanding. No member of the Consolidated Group will enter into any Hedging Agreement except in the ordinary course of business to manage existing or reasonably anticipated risks.

                                   ARTICLE IX
                                EVENTS OF DEFAULT

         9.1 Events of Default. An Event of Default shall exist upon the occurrence of any of the following specified events (each an "Event of Default"):

                  (a) Non-Payment. There shall occur:

                           (i) a default in the payment when due of principal on
                  any of the Loans; or

                           (ii) a default in the payment when due of any
                  interest on any of the Loans, or of any reimbursement obligations arising from drawings under Letters of Credit, or of any Fees or other amounts owing hereunder, under any of the other Credit Documents or in connection herewith or therewith, and such default shall continue unremedied for a period of five days; or

                  (b) Representations. Any representation, warranty or statement made or deemed to be made by the Borrower herein or any Credit Party in any of the other Credit Documents or in any statement or certificate delivered or required to be delivered pursuant hereto or thereto, shall prove untrue in any material respect on the date as of which it was made or deemed to have been made; or

                  (c)      Covenants.  There shall occur a

                           (i) default in the due performance or observance of
                  any term, covenant or agreement contained in Sections 7.2, 7.4, 7.9, 7.10, 7.11, 7.12 or 7.13 or in Sections 8.3, 8.4,
                  8.5, 8.6, 8.7 or 8.8, inclusive;

                           (ii) default in the due performance or observance of
                  any term, covenant or agreement contained in Sections 7.1(a),
                  (b), (c), (d) or (j) or in Sections 8.1 or 8.2 and such default shall continue unremedied for a period of at least five days after the earlier of an Executive Officer of a Credit Party becoming aware of such default or notice thereof by the Administrative Agent; or

                           (iii) default in the due performance or observance by
                  it of any term, covenant or agreement (other than those referred to in subsection (a), (b), (c)(i) or (c)(ii) of this
                  Section 9.1) contained in this Agreement or any other Credit Document and such default shall continue unremedied for a period of at least 30 days after the earlier of an Executive Officer of a Credit Party becoming aware of such default or notice thereof by the Administrative Agent; or

                  (d) Other Credit Documents. Any Credit Document shall fail to be in full force and effect or to give the Administrative Agent and/or the Lenders the rights, powers and privileges purported to be created thereby, or any Credit Party shall so state in writing; or

                  (e) Guaranties. Except as the result of or in connection with a merger or disposition of a Subsidiary permitted under Section 8.3 or
         Section 8.5, the guaranty given by any Guarantor (including any Person which becomes a Guarantor after the Closing Date in accordance with
         Section 7.13) or any provision of Article XI or of the Subsidiary Guaranty shall cease to be in full force and effect, or any Guarantor (including any Person which becomes a Guarantor after the Closing Date in accordance with Section 7.13) or any Person acting by or on behalf of such Guarantor shall deny or disaffirm such Guarantor's obligations under Article XI or the Subsidiary Guaranty or any Guarantor shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to Article XI or the Subsidiary Guaranty; or

                  (f) Bankruptcy. Any Bankruptcy Event shall occur with respect to any member of the Consolidated Group; or

                  (g) Defaults under Other Agreements.

                           (i) The occurrence of an "Event of Default" or other
                  default and the expiration of any applicable grace period applicable thereto under (A) the Bank One Agreement or (B) the Medium Term Notes or any indenture or other agreement governing the Medium Term Notes;

                           (ii) Any member of the Consolidated Group shall
                  default in the performance or observance (beyond the applicable grace period with respect thereto, if any) of any material obligation or condition of any contract or lease material to the members of the Consolidated Group taken as a whole, and such default has had or could reasonably be expected to result in a Material Adverse Effect; or

                           (iii) With respect to any Indebtedness (other than
                  Indebtedness outstanding under this Agreement) in excess of $5,000,000 in the aggregate for the members of the Consolidated Group taken as a whole, (A) any member of the Consolidated Group shall default in any payment (beyond the applicable grace period with respect thereto, if any) with respect to any such Indebtedness; (B) there shall occur and continue a default in the observance or performance of any provision relating to such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event or condition shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or trustee or agent on behalf of such holders) to cause, any such Indebtedness to become due prior to its stated maturity; or (C) any such Indebtedness shall be declared due and payable, or required to be prepaid other than by a regularly scheduled required prepayment, prior to the stated maturity thereof; or

                  (h) Judgments. One or more judgments or decrees shall be entered against one or more of the members of the Consolidated Group involving a liability of $20,000,000 or more in the aggregate (to the extent not paid or fully covered by insurance provided by a carrier who has acknowledged coverage and has the ability to perform) and any such judgments or decrees shall not have been vacated, discharged or stayed or bonded pending appeal within 30 days from the entry thereof; or

                  (i) ERISA. Any of the following events or conditions, if such event or condition could reasonably be expected to involve possible taxes, penalties, and other liabilities against one or more members of the Consolidated Group in an aggregate amount in excess of $5.0 million: (i) any "accumulated funding deficiency," as such term is defined in Section 302 of ERISA and Section 412 of the IRC, whether or not waived, shall exist with respect to any Plan, or any lien shall arise on the assets of any member of the Consolidated Group or any ERISA Affiliate in favor of the PBGC or a Plan; (ii) an ERISA Event shall occur with respect to a Single Employer Plan, which is, in the reasonable opinion of the Administrative Agent, likely to result in the termination of such Plan for purposes of Title IV of ERISA; (iii) an ERISA Event shall occur with respect to a Multiemployer Plan or Multiple Employer Plan, which is, in the reasonable opinion of the Administrative Agent, likely to result in (A) the termination of such Plan for purposes of Title IV of ERISA, or (B) any member of the Consolidated Group or any ERISA Affiliate incurring any liability in connection with a withdrawal from, reorganization of (within the meaning of Section 4241 of ERISA), or insolvency (within the meaning of
         Section 4245 of ERISA) of such Plan; or (iv) any prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the IRC) or breach of fiduciary responsibility shall occur which may subject any member of the Consolidated Group or any ERISA Affiliate to any liability under Sections 406, 409, 502(i), or 502(l) of ERISA or
         Section 4975 of the IRC, or under any agreement or other instrument pursuant to which any member of the Consolidated Group or any ERISA Affiliate has agreed or is required to indemnify any person against any such liability; or

                  (j) Licenses. Any License necessary for any Credit Party to carry on its business shall be cancelled or revoked by the applicable Governmental Authority or shall be limited or altered by the applicable Governmental Authority in a manner which has had or could reasonably be expected to result in a Material Adverse Effect (unless such cancellation, revocation, limitation or alteration is being contested by such Credit Party in good faith by appropriate legal proceedings and the effectiveness of such action has been stayed pending the outcome of such proceedings), or any suit, action, proceeding or investigation shall be commenced or initiated seeking to cancel, revoke, limit or alter any License which is necessary for any Credit Party to carry on its business (unless such suit, action, proceeding or investigation is being contested or defended in good faith by appropriate legal proceedings, including appellate review, and the effectiveness of any proposed action has been stayed pending the outcome of such proceedings); or

                  (k) Ownership. There shall occur a Change of Control.

         9.2 Acceleration; Remedies. Upon the occurrence of an Event of Default, and at any time thereafter unless and until such Event of Default has been waived by the requisite Lenders (pursuant to the voting requirements of Section 12.6) or cured to the satisfaction of the requisite Lenders (pursuant to the voting procedures in Section 12.6), the Administrative Agent may, and upon the request and direction of the Required Lenders shall, by written notice to the Borrower take any of the following actions:

                  (a) Termination of Commitments. Declare the Commitments terminated whereupon the Commitments shall be immediately terminated.

                  (b) Acceleration. Declare the unpaid principal of and any accrued interest in respect of all Loans, any reimbursement obligations arising from drawings under Letters of Credit and any and all other indebtedness or obligations of any and every kind owing by the Borrower to the Administrative Agent and/or any of the Lenders hereunder to be due whereupon the same shall be immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower. Amounts received after termination of the Commitments and acceleration of the maturity of the Loans and Obligations hereunder, shall be shared ratably among the Lenders as set forth in Section 9.4.

                  (c) Enforcement of Rights. Enforce any and all rights and interests created and existing under the Credit Documents and all rights of set-off.

Notwithstanding the foregoing, if an Event of Default specified in Section 9.1(f) shall occur with respect to any member of the Consolidated Group, then the Commitments shall automatically terminate and all Loans, all reimbursement obligations arising from drawings under Letters of Credit, all accrued interest in respect thereof, all accrued and unpaid Fees and other indebtedness or obligations owing to the Administrative Agent and/or any of the Lenders hereunder by the Borrower automatically shall immediately become due and payable without the giving of any notice or other action by the Administrative Agent or the Lenders.

         9.3 Waiver of Event of Default. Notwithstanding anything contained in
Section 9.2, if at any time within 60 days after an acceleration of the Loans pursuant to Section 9.2, (i) the Borrower shall pay all arrears of interest and all payments on account of principal which shall have become due otherwise than by acceleration (with interest on principal and, to the extent permitted by law, on overdue interest, at the rates specified in this Agreement) and (ii) all Events of Default and Defaults (other than non-payment of the principal of and accrued interest on the Loans, in each case which is due and payable solely by virtue of acceleration) shall be waived pursuant to Section 12.6, the Required Lenders, by written notice to the Borrower, may at their option rescind and annul the acceleration and its consequences; but such action shall not affect any subsequent Event of Default or Default or impair any right consequent thereon. The provisions of this Section 9.3 are intended merely to bind the Lenders to a decision which may be made at the election of the Required Lenders and are not intended to benefit the Borrower and do not grant the Borrower the right to require the Lenders to rescind or annual any acceleration hereunder, even if the conditions set forth herein are met.

         9.4 Allocation of Payments After Event of Default. Notwithstanding any other provisions of this Agreement to the contrary, after the occurrence and during the continuance of an Event of Default, all amounts collected or received on or in respect of the Obligations (or other amounts owing under the Credit Documents in connection therewith) shall be paid over or delivered as follows:

                  FIRST, to the payment of all reasonable out-of-pocket costs and expenses (including reasonable attorneys' fees) of the Administrative Agent in connection with enforcing the rights and remedies of the Lenders under the Credit Documents and any protective advances made with respect thereto;

                  SECOND, to payment of any fees owed to the Administrative Agent hereunder;

                  THIRD, to the payment of all reasonable out-of-pocket costs and expenses (including reasonable attorneys' fees) of each of the Lenders hereunder in connection with enforcing its rights under the Credit Documents or otherwise with respect to the Obligations owing to such Lender;

                  FOURTH, to the payment of all accrued interest and fees on or in respect of the Obligations;

                  FIFTH, to the payment of the outstanding principal amount of the Obligations hereunder (including the payment or cash collateralization of the outstanding LOC Obligations);

                  SIXTH, to all other Obligations hereunder and other obligations which shall have become due and payable under the Credit Documents otherwise and not repaid pursuant to clauses "FIRST" through "FIFTH" above; and

                  SEVENTH, to the payment of the surplus, if any, to the Borrower or such other Persons as may be lawfully entitled to receive such surplus.

In carrying out the foregoing, (i) amounts received shall be applied in the order provided until exhausted prior to application to the next succeeding category; and (ii) except as otherwise provided, the Lenders shall receive amounts ratably in accordance with their respective pro rata share (based on the proportion that the then outstanding Obligations held by such Lenders bears to the aggregate amount of Obligations then outstanding) of amounts available to be applied pursuant to clauses "THIRD," "FOURTH," "FIFTH" and "SIXTH"; and (iii) to the extent that any amounts available for distribution pursuant to clause "FIFTH" above are attributable to the issued but undrawn amount of outstanding Letters of Credit, such amounts shall be held by the Administrative Agent in a cash collateral account and applied (A) first, to reimburse the Issuing Lender for any drawings under such Letters of Credit and (B) then, following the expiration of all

Letters of Credit, to all other obligations of the types described in clauses "FOURTH" and "FIFTH" above in the manner provided in this Section 9.4

                                    ARTICLE X
                                AGENCY PROVISIONS

         10.1 Appointment, Powers and Immunities. Each Lender hereby irrevocably appoints and authorizes the Administrative Agent to act as its agent under this Agreement and the other Credit Documents with such powers and discretion as are specifically delegated to the Administrative Agent by the terms of this Agreement and the other Credit Documents, together with such other powers as are reasonably incidental thereto. Each Lender further authorizes and directs the Administrative Agent to execute and deliver releases (or similar agreements) to give effect to the provisions of this Agreement and the other Credit Documents, including specifically the provisions of Section 8.5 hereof. The Administrative Agent (which term as used in this sentence and in Section 10.5 and the first sentence of Section 10.6 hereof shall include its Affiliates and its own and its Affiliates' officers, directors, employees, and agents): (i) shall not have any duties or responsibilities except those expressly set forth in this Agreement and shall not be a trustee or fiduciary for any Lender; (ii) shall not be responsible to the Lenders for any recital, statement, representation, or warranty (whether written or oral) made by a member of the Consolidated Group or other Lender in or in connection with any Credit Document or any certificate or other document referred to or provided for in, or received by any of them under, any Credit Document, or for the value, validity, effectiveness, genuineness, enforceability, or sufficiency of any Credit Document, or any other document referred to or provided for therein or for any failure by any Credit Party or any other Person to perform any of its obligations thereunder; (iii) shall not be responsible for or have any duty to ascertain, inquire into, or verify the performance or observance of any covenants or agreements by any Credit Party or the satisfaction of any condition or to inspect the property (including the books and records) of any Credit Party or any of its Subsidiaries or Affiliates;
(iv) shall not be required to initiate or conduct any litigation or collection proceedings under any Credit Document, except as expressly provided under the Credit Documents; and (v) shall not be responsible for any action taken or omitted to be taken by it under or in connection with any Credit Document, except for its own gross negligence or willful misconduct. The Administrative Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care.

         10.2 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon any certification, notice, instrument, writing, or other communication (including any thereof by telephone or telecopy) believed by it to be genuine and correct and to have been signed, sent or made by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel (including counsel for any Credit Party), independent accountants, and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any Note as the holder thereof for all purposes hereof unless and until the Administrative Agent receives and accepts an Assignment and Acceptance executed in accordance with Section 12.3(b) hereof. As to any matters not expressly provided for by this Agreement, the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding on all of the Lenders; provided, however, that the Administrative Agent shall not be required to take any action that exposes the Administrative Agent to personal liability or that is contrary to any Credit Document or applicable law or unless it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking any such action.

         10.3 Defaults. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of a Default or Event of Default unless the Administrative Agent has received written notice from a Lender or a Credit Party specifying such Default or Event of Default and stating that such notice is a "Notice of Default." In the event that the Administrative Agent receives such a notice of the occurrence of a Default or Event of Default, the Administrative Agent shall give prompt notice thereof to the Lenders. The Administrative Agent shall (subject to Section 12.2) take such action with respect to such Default or Event of Default as shall reasonably be directed by the Required Lenders (or such other Lenders as required by Section 12.6), provided that, unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interest of the Lenders.

         10.4 Rights as a Lender. With respect to its Commitment and the Loans made by it, Bank of Oklahoma (and any successor acting as Administrative Agent) in its capacity as a Lender hereunder shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as the Administrative Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include the Administrative Agent in its individual capacity. Bank of Oklahoma (and any successor acting as Administrative Agent) and its Affiliates may (without having to account therefor to any Lender) accept deposits from, lend money to, make investments in, provide services to, and generally engage in any kind of lending, trust, or other business with any Credit Party or any of its Subsidiaries or Affiliates as if it were not acting as Administrative Agent, and Bank of Oklahoma (and any successor acting as Administrative Agent) and its Affiliates may accept fees and other consideration from any Credit Party or any of its Subsidiaries or Affiliates for services in connection with this Agreement or otherwise without having to account for the same to the Lenders.

         10.5 Indemnification. The Lenders agree to indemnify the Administrative Agent (to the extent not reimbursed under Section 12.5 hereof, but without limiting the obligations of the Borrower under Section 12.5) ratably (in accordance with their respective Revolving Commitments (or, if the Revolving Commitments have been terminated, their respective interests in the outstanding Loans and Participation Interests in Letters of Credit) for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including reasonable attorneys' fees), or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against the Administrative Agent in such capacity (including by any Lender) in any way relating to or arising out of any Credit Document or the transactions contemplated thereby or any action taken or omitted by the Administrative Agent under any

Credit Document; provided that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Person to be indemnified. Without limitation of the foregoing, each Lender agrees to reimburse the Administrative Agent promptly upon demand for its ratable share of any costs or expenses payable by the Borrower under
Section 12.5, to the extent that the Administrative Agent is not promptly reimbursed for such costs and expenses by the Borrower. The agreements in this
Section 10.5 shall survive the repayment of the Loans, LOC Obligations and other obligations under the Credit Documents and the termination of the Commitments hereunder.

         10.6 Non-Reliance on Administrative Agent and Other Lenders. Each Lender agrees that it has, independently and without reliance on the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Credit Parties and their Subsidiaries and decision to enter into this Agreement and that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under the Credit Documents. Except for notices, reports, and other documents and information expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition, or business of any Credit Party or any of its Subsidiaries or Affiliates that may come into the possession of the Administrative Agent or any of its Affiliates.

         10.7 Successor Administrative Agent. The Administrative Agent may resign at any time by giving notice thereof to the Lenders and the Credit Parties. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent's giving of notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent which shall be a commercial bank organized under the laws of the United States having combined capital and surplus of at least $100,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor, such successor shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges, and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Article X shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent.

                                   ARTICLE XI
                                 PARENT GUARANTY

         11.1 Guaranty. The Parent unconditionally and irrevocably guarantees the full and punctual payment of all existing and future Obligations of the Borrower to the Lenders or the Administrative Agent arising under or in connection with or evidenced by this Agreement or any other Credit Document, as and when the same shall become due and payable, whether at the stated maturity, upon acceleration or otherwise, in accordance with the terms hereof and thereof. If the Borrower fails to pay when due any Obligation guaranteed hereby, the Parent unconditionally agrees to cause such payment to be made punctually as and when the same shall become due and payable, whether at the stated maturity, upon acceleration or otherwise.

         11.2 Guarantee Unconditional. The obligations of the Parent under this
Article XI are absolute and unconditional. Without limiting the generality of the foregoing, the obligations of the Parent under this Article XI shall not be impaired, released, discharged or otherwise affected by:

                  (i) any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of the Borrower or any other Credit Party under this Agreement or any other Credit Document, by operation of law or otherwise;

                  (ii) any modification, amendment or waiver of or supplement to this Agreement or any Credit Document;

                  (iii) any release, impairment or invalidity of any guarantee or other liability of any other Credit Party or third party for any obligation of the Borrower under this Agreement or any other Credit Document;

                  (iv) any change in the corporate existence, structure or ownership of the Borrower or any other Credit Party or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Borrower or any other Credit Party;

                  (v) the existence of any claim, set-off or other rights which the Parent may have at any time against the Borrower or any other Credit Party, the Administrative Agent, any Lender or any other Person, whether or not arising in connection with the Revolving Loans and this Agreement or any unrelated transaction;

                  (vi) any invalidity or unenforceability relating to or against the Borrower or any other Credit Party for any reason of this Agreement or any other Credit Document, or any provision of applicable law or regulation purporting to prohibit the payment by any other Credit Party of any amount payable by it under this Agreement or any other Credit Document; or

                  (vii) any other act or omission to act or delay of any kind by any other Credit Party, any Lender or any other Person or any other circumstance which might, but for the provisions of this Section 11.2, constitute a legal or equitable discharge of the Parent's obligations under this Article XI.

         11.3 Discharge Only Upon Payment in Full; Reinstatement in Certain Circumstances. The Parent's obligations under this Article XI constitute a continuing guaranty and shall remain in full force and effect until the Revolving Commitments shall have been terminated, all Letters of Credit shall have expired or been terminated, and all amounts payable under this Agreement and the Credit Documents shall have been indefeasibly paid in full. If at any time any amount payable by the Borrower under this Agreement or any other Credit Document is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Borrower or any other Credit Party or otherwise, the Parent's obligations under this Article XI with respect to such payment shall be reinstated at such time as though such payment had become due but had not been made at such time.

         11.4 Waiver. The Parent irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against the Borrower or other Credit Party or any other Person.

         11.5 Subrogation. If the Parent makes any payment under this Article XI with respect to the obligations of the Borrower, the Parent shall be subrogated to the rights of the payee against the Borrower with respect to the portion of such obligations paid by the Parent; provided that the Parent shall not enforce any payment by way of subrogation or contribution against the Borrower so long as any amount payable under this Agreement or any other Credit Document remains unpaid.

         11.6 Stay of Acceleration. If acceleration of the time for payment of any amount payable by the Borrower under this Agreement or any other Credit Document is stayed upon the insolvency, bankruptcy or reorganization of the Borrower, all such amounts otherwise subject to acceleration under the terms of such Credit Document shall nonetheless be payable by the Parent under this
Article XI forthwith on demand by the Administrative Agent made at the request of the Required Lenders.

         11.7 Successors and Assigns. The guarantee by the Parent under this
Article XI is for the benefit of the Administrative Agent and the Lenders, and their respective successors and assigns. If any Revolving Loans, participations in Letters of Credit or Swingline Loans or other amounts payable under this Agreement and the other Credit Documents are assigned pursuant to Section 12.3(b), the rights under this Article XI, to the extent applicable to the indebtedness so assigned, shall be transferred with such indebtedness.

                                   ARTICLE XII
                               GENERAL PROVISIONS

         12.1 Notices. Except as otherwise expressly provided herein, all notices and other communications shall have been duly given and shall be effective (a) when delivered, (b) when transmitted via telecopy (or other facsimile device) to the number set out below, (c) the Business Day following the day on which the same has been delivered prepaid to a reputable national overnight air courier service, or (d) the third Business Day following the day on which the same is sent by certified or registered mail, postage prepaid, in each case to the respective parties at the address, in the case of the Borrower and the Administrative Agent, set forth below, and, in the case of the Lenders, set forth on the signature pages hereto, or at such other address as such party may specify by written notice to the other parties hereto:

         If to the Borrower:

                           Helmerich & Payne International Drilling Co.
                           c/o Helmerich & Payne, Inc.
                           Utica at Twenty-First
                           Tulsa, Oklahoma 74114
                           Fax:  (918) 743-2671
                           Attn:    Chief Financial Officer

                           with a copy to:

                           Helmerich & Payne International Drilling Co.
                           c/o Helmerich & Payne, Inc.
                           Utica at Twenty-First
                           Tulsa, Oklahoma 74114
                           Fax:  (918) 743-2671
                           Attention: General Counsel

         If to the Administrative Agent:

                           Bank of Oklahoma, N.A.
                           Bank of Oklahoma Tower
                           One Williams Center
                           Tulsa, Oklahoma  74192
                           Attn: John M. Tyson, Asst. Vice President
                           Fax:  (918) 280-3366

         12.2 Right of Set-Off; Adjustments. Upon the occurrence and during the continuance of any Event of Default, each Lender (and each of its Affiliates) is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender (or any of its Affiliates) to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement, under the Notes, under any other Credit Document or otherwise, irrespective of whether such Lender shall have made any demand under hereunder or thereunder and although such obligations may be unmatured and regardless of the adequacy of any other collateral securing the Obligations. Each Credit Party hereby irrevocably waives any obligation that any Lender may have to any set-off based on the failure of any Agent or any Lender to exercise any rights that it may have with respect to any other collateral prior to the exercise of any set-off. Each Lender agrees promptly to notify the Borrower after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender under this Section 12.2 are in addition to other rights and remedies (including other rights of set-off) that such Lender may have.

         12.3     Benefit of Agreement.

                  (a) Parties to Agreement. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns; provided that the Borrower may not assign or transfer any of its interests and obligations without prior written consent of each of the Lenders; provided further that the rights of each Lender to transfer, assign or grant participations in its rights and/or obligations hereunder shall be limited as set forth in this Section 12.3.

                  (b) Assignment by a Lender. Each Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Loans, its Notes, Commitments and Participations); provided, however, that

                           (i) each such assignment shall be to one or more
                  Eligible Assignees;

                           (ii) except in the case of an assignment to an
                  existing Lender, an Affiliate of an existing Lender or any fund that invests in bank loans or similar extensions of credit and is advised or managed by a Lender (or an Affiliate of a Lender) or an investment advisor (or any Affiliate to an investment advisor) to an existing Lender or an assignment of all of a Lender's rights and obligations under this Agreement, any such partial assignment shall be in an amount at least equal to $1,000,000 (or, if less, the remaining amount of the Commitment being assigned by such Lender) or such lesser amount agreed to by the Borrower and the Administrative Agent;

                           (iii) each such assignment shall consist of the same
                  percentage of all of the Obligations and Commitments of the existing Lender hereunder; and

                           (iv) the parties to such assignment shall execute and
                  deliver to the Administrative Agent for its acceptance an Assignment and Acceptance in the form of Exhibit "H" hereto, together with any Note subject to such assignment and a processing fee of $3,500; provided, no such fee shall be payable in respect of assignments to any Affiliate of a Lender or a fund that invests in bank loans or similar extensions of credit and is advised or managed by a Lender (or an Affiliate of a Lender) or an investment advisor (or any Affiliate to an investment advisor) to an existing Lender.

         Upon execution, delivery, and acceptance of such Assignment and Acceptance, the assignee thereunder shall be a party hereto and, to the extent of such assignment, have the obligations, rights, and benefits of a Lender hereunder and the assigning Lender shall, to the extent of such assignment, relinquish its rights and be released from its obligations under this Agreement. Upon the consummation of any assignment pursuant to this Section 12.3(b), the Administrative Agent and the Borrower shall make appropriate arrangements so that, if required, new Notes are issued to the assignor and the assignee. Upon or prior to the consummation of any assignment to an assignee that is not already a Lender hereunder pursuant to this
         Section 12.3(b), such assignee shall deliver to the Borrower and the Administrative Agent certification as to exemption from deduction or withholding of taxes in accordance with Section 4.6. To the extent that an assignment of all or any portion of a Lender's rights and obligations under this Agreement (including all or a portion of its Loans, its Note and its Commitment) pursuant to this Section 12.3(b) would, due to circumstances existing at the time of such assignment, result in increased costs under Section 4.6 from those being charged by the assigning Lender prior to such assignment, then the Borrower shall not be obligated to pay such increased costs (although the Borrower shall be obligated to pay other increased costs resulting from changes after the date of such assignment).

                  (c) Register. The Administrative Agent shall maintain at its address referred to in Section 12.1 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Loans owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice. Any assignment of any Loan or other obligations shall be effective only upon an entry with respect thereto being made in the Register.

                  (d) Sale of Participations. Each Lender may, without notice to or consent of the Borrower, the Administrative Agent, sell participations to one or more Persons in all or a portion of its rights, obligations or rights and obligations under this Agreement (including all or a portion of its Commitment or its Loans); provided, however, that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participant shall be entitled to the benefit of the yield protection provisions contained in Sections 4.2 through 4.7, inclusive, and the right of set-off contained in Section 12.2, provided, however, the participant shall not be entitled to receive any greater amount pursuant to Sections 4.2 through 4.6, inclusive, than the participating Lender would have been entitled to receive in respect of the amount of the participation sold by such participating Lender to such participant had no such participation occurred, and (v) the Credit Parties shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, and such Lender shall retain the sole right to enforce the obligations of the Credit Parties relating to the Loans and other obligations owing to such Lender and to approve any amendment, modification, or waiver of any provision of this Agreement (other than amendments, modifications, or waivers (i) decreasing the amount of principal of or the rate at which interest is payable on such Loans or Notes, (ii) extending any scheduled principal payment date or date fixed for the payment of interest on such Loans or Notes, (iii) extending its Commitment, or (iv) except as the result of or in connection with a merger of a member of the Consolidated Group permitted under Section 8.3, release the Borrower or substantially all of the other Credit Parties from its or their obligations under the Credit Documents).

                  (e) Certain Permitted Assignments. Notwithstanding any other provision set forth in this Agreement, any Lender may, without notice to or consent of the Borrower or the Administrative Agent, at any time assign and pledge all or any portion of its Loans and its Note (i) to any Federal Reserve Bank as collateral security pursuant to Regulation A and any Operating Circular issued by such Federal Reserve Bank or
         (ii) in the case of any Lender which has made Loans hereunder and is a fund that invests in bank loans or similar extensions of credit, any such Lender may assign or pledge all or any portion of its Loans and its Note to any holders of obligations owed, or securities issued, by such fund, as security for such obligations or securities, or to any trustee for, or any other representative of, such holders. No such assignment shall release the assigning Lender from its obligations hereunder.

                  (f) Furnishing of Information. Any Lender may furnish any information concerning the members of the Consolidated Group in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants), subject, however, to the provisions of Section 12.16 hereof.

         12.4 No Waiver; Remedies Cumulative. No failure or delay on the part of the Administrative Agent or any Lender in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between the Administrative Agent or any Lender and any of the Credit Parties shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies provided herein are cumulative and not exclusive of any rights or remedies which the Administrative Agent or any Lender would otherwise have. No notice to or demand on any Credit Party in any case shall entitle the Credit Parties to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Administrative Agent or the Lenders to any other or further action in any circumstances without notice or demand.

         12.5 Expenses; Indemnification.

                  (a) Reimbursement of Expenses. The Borrower agrees to pay on demand all costs and expenses reasonably incurred by the Administrative Agent in connection with the syndication, preparation, execution, delivery, administration, modification, and amendment of this Agreement, the other Credit Documents, and the other documents to be delivered hereunder, including the reasonable fees and expenses of counsel for the Administrative Agent with respect thereto and with respect to advising the Administrative Agent as to its rights and responsibilities under the Credit Documents. The Borrower further agrees to pay on demand all costs and expenses reasonably incurred by the

         Administrative Agent and the Lenders, if any (including reasonable attorneys' fees and expenses), in connection with the enforcement (whether through negotiations, legal proceedings, or otherwise) of the Credit Documents and the other documents to be delivered thereunder.

                  (b) Indemnification. The Borrower agrees to indemnify and hold harmless the Administrative Agent and each Lender and each of their Affiliates and their respective officers, directors, trustees, employees, agents, and advisors (each, an "Indemnified Party") from and against any and all claims, damages, losses, liabilities, costs, and expenses (including reasonable attorneys' fees, disbursements and other charges) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including in connection with any investigation, litigation, or proceeding and regardless of whether such Indemnified Party is a party thereto or preparation of defense in connection therewith) the Credit Documents or any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Loans, except to the extent such claim, damage, loss, liability, cost, or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's bad faith, gross negligence or willful misconduct. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 12.5 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any of the Credit Parties, their respective directors, shareholders or creditors or an Indemnified Party or any other Person or any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated. The Borrower agrees not to assert any claim against the Administrative Agent, any Lender, any of their Affiliates, or any of their respective directors, officers, employees, attorneys, agents, and advisors, on any theory of liability, for special, indirect, consequential, or punitive damages arising out of or otherwise relating to the Credit Documents, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Loans.

                  (c) Survival. Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 12.5 shall survive the repayment of the Loans, LOC Obligations and other obligations under the Credit Documents and the termination of the Commitments hereunder.

         12.6 Amendments, Waivers and Consents. Neither this Agreement nor any other Credit Document nor any of the terms hereof or thereof (including any condition precedent to any Extension of Credit set forth in Section 5.2 or 5.3) may be amended, changed, waived, discharged or terminated unless such amendment, change, waiver, discharge or termination is in writing entered into by, or approved in writing by, the Required Lenders and the Borrower, provided, however, that:

                  (a) without the consent of each Lender affected thereby, neither this Agreement nor any other Credit Document may be amended to:

                           (i) extend the Revolving Commitment Termination Date
                  or the Facility Maturity Date (whether in accordance with Section 2.5(c) or otherwise), or the final maturity of any Loan or any reimbursement obligation, or any portion thereof, arising from drawings under Letters of Credit;

                           (ii) reduce the rate or extend the time of payment of
                  interest (other than as a result of waiving the applicability of any post-default increase in interest rates) thereon or Fees hereunder;

                           (iii) reduce or waive the principal amount of any
                  Loan or of any reimbursement obligation, or any portion thereof, arising from drawings under Letters of Credit;

                           (iv) increase the Commitment of a Lender over the
                  amount thereof in effect (it being understood and agreed that a waiver of any Default or Event of Default or mandatory reduction in the Commitments shall not constitute a change in the terms of any Commitment of any Lender);

                           (v) release either the Borrower or the Parent from
                  its obligations under the Credit Documents or, except as provided in the last sentence of Section 7.13, release any Material Subsidiary from its obligations under the Credit Documents;

                           (vi) amend, modify or waive any provision of this
                  Section 12.6 or Sections 2.8, 3.5, 3.6, 4.1 through 4.8, 9.1(a), 12.2, 12.3, 12.5 or 12.9 or the last sentence of
                  Section 2.5(c);

                           (vii) reduce any percentage specified in, or
                  otherwise modify, the definition of Required Lenders, or change any provision requiring the consent of all Lenders; or

                           (viii) consent to the assignment or transfer by the
                  Borrower or all or substantially all of the other Credit Parties of any of its or their rights and obligations under (or in respect of) the Credit Documents except as permitted thereby.

                  (b) without the consent of the Administrative Agent, no provision of Article X may be amended;

                  (c) without the consent of the Issuing Lender, no provision of
         Section 2.6 may be amended; and

                  (d) without the consent of the Swingline Lender, no provision of Section 2.7 may be amended.

Notwithstanding the fact that the consent of all the Lenders is required in certain circumstances as set forth above, (x) each Lender is entitled to vote as such Lender sees fit on any bankruptcy reorganization plan that affects the Loans, and each Lender acknowledges that the provisions of Section 1126(c) of the Bankruptcy Code supersedes the unanimous consent provisions set forth herein. In the event that any fee is imposed by the Lenders as a condition to or in connection with any amendment, modification, interpretation, termination, waiver or consent with respect to this Agreement or any of the other Credit Documents, such fee shall be paid to the Lenders in accordance with their respective Percentages.

         12.7 Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. It shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart for each of the parties hereto. Delivery by facsimile by any of the parties hereto of an executed counterpart of this Agreement shall be as effective as an original executed counterpart hereof and shall be deemed a representation that an original executed counterpart hereof will be delivered.

         12.8 Headings. The headings of the sections and subsections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

         12.9 Survival. All indemnities set forth herein, including those set forth in Sections 2.6(e), 4.6, 4.7, 10.5 and 12.5, shall survive the execution and delivery of this Agreement, the making of the Loans, the issuance of the Letters of Credit, the repayment of the Loans, LOC Obligations and other obligations under the Credit Documents and the termination of the Commitments hereunder, and all representations and warranties made by the Borrower herein shall survive delivery of the Notes and the making of the Loans hereunder.

         12.10 Governing Law. THIS AGREEMENT AND, UNLESS OTHERWISE EXPRESSLY PROVIDED THEREIN, THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF OKLAHOMA.

         12.11 Waiver of Jury Trial. TO THE EXTENT PERMITTED BY LAW, EACH OF THE ADMINISTRATIVE AGENT, THE LENDERS, THE BORROWER AND THE PARENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OF THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY.

         12.12 Severability. If any provision of any of the Credit Documents is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.

         12.13 Entire Agreement. This Agreement together with the other Credit Documents represent the entire agreement of the parties hereto and thereto, and supersede all prior agreements and understandings, oral or written, if any, including any commitment letters or correspondence relating to the Credit Documents or the transactions contemplated herein and therein. To the extent that there is any irreconcilable conflict or inconsistency between any provision of this Agreement and any provision of any other Credit Document, this Agreement shall govern and control. Upon the Closing Date and the making of the initial Revolving Loan hereunder, the existing revolving credit facility established by Bank of Oklahoma in favor of the Parent (and all commitments thereunder) will terminate and all loan agreements, promissory notes and other agreements relating to such revolving credit facility will be cancelled or terminated, except that any provisions contained in such agreements relating to indemnification by the Borrower shall survive such cancellation and termination to the extent that such agreements expressly provide for such survival.

         12.14 Binding Effect. This Agreement shall become effective at such time on or after the Closing Date when it shall have been executed by the Borrower and the Administrative Agent, and the Administrative Agent shall have received copies hereof (telefaxed or otherwise) which, when taken together, bear the signatures of each Lender, and thereafter this Agreement shall be binding upon and inure to the benefit of the Borrower, the Parent, the Administrative Agent and each Lender and their respective successors and assigns.

         12.15 Termination. The term of this Agreement shall be effective until no Loans, LOC Obligations or any other amounts payable hereunder or under any of the other Credit Documents shall remain outstanding, no Letters of Credit shall be outstanding, and all of the Commitments hereunder shall have expired or been terminated.

         12.16 Confidentiality. The Administrative Agent and each Lender (each, a "Lending Party") agrees to keep (and to cause its affiliates and its and their respective officers, directors, employees, agents and advisors to keep) confidential any information furnished or made available to it by the Credit Parties pursuant to this Agreement that is marked confidential; provided that nothing herein shall prevent any Lending Party from disclosing such information
(i) to any other Lending Party or any Affiliate of any Lending Party, or any officer, director, employee, agent, or advisor of any Lending Party or Affiliate of any Lending Party, (ii) to any other Person if reasonably incidental to the administration of the credit facility provided herein, (iii) as required by any law, rule, or regulation, (iv) upon the order of any court or administrative agency or pursuant to subpoena or other legal process, (v) upon the request or demand of any regulatory agency or authority, (vi) that is or becomes available to the public or that is or becomes available to any Lending Party other than as a result of a disclosure prohibited by this Agreement, (vii) in connection with any litigation to which such Lending Party or any of its Affiliates may be a party, (viii) to the extent necessary in connection with the exercise of any remedy under this Agreement or any other Credit Document, (ix) to any direct or indirect contractual counterparty in swap agreements or such contractual counterparty's professional advisor (so long as such contractual counterparty or professional advisor to such contractual counterparty has agreed in a writing enforceable by the Borrower to be bound by the provisions of this Section 12.16) and (x) subject to provisions the same as those contained in this Section 12.16, to any actual or proposed participant or assignee.

         12.17 Spinoff/Merger; Other Proposed Transactions.

                  (a) Spinoff/Merger. Anything in this Agreement to the contrary notwithstanding, nothing in this Agreement shall prohibit, and no Material Adverse Effect or Default or Event of Default hereunder shall result or be deemed to result from, (i) the consummation by the Parent of the Spinoff/Merger or any transaction contemplated thereby, or (ii) in the event the Spinoff/Merger is not consummated, the sale or other disposition of the oil and gas exploration and production business of the Consolidated Group and/or the stock of Cimarex, Helmerich & Payne Energy Services, Inc., or Mountain Acquisition Co.

                  (b) Other Proposed Transactions. The parties acknowledge that one or more members of the Consolidated Group intend to undertake and consummate the following proposed transactions (the "Proposed Transactions"): (i) the sale and issuance of the Medium Term Notes, and
         (ii) an internal reorganization of the Consolidated Group pursuant to which (x) substantially all of the Properties of the Parent (other than those primarily related to the oil and gas exploration, production, marketing and sales operations of the Parent) will be transferred to the Borrower or one or more Subsidiaries of the Borrower and (y) the current direct and indirect Subsidiaries of the Parent will become direct or indirect subsidiaries of the Borrower. The parties agree that, notwithstanding any provision of this Agreement to the contrary, provided that the Proposed Transactions are carried out without a breach of the covenants in Sections 7.11 or 7.12 and, with respect to the internal reorganization, in compliance with the requirements of
         Section 7.13 (if applicable), none of the Proposed Transactions will be deemed to have a Material Adverse Effect or otherwise to constitute or create a Default or Event of Default under this Agreement.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]
                   [SIGNATURES APPEAR ON THE FOLLOWING PAGES]

         IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.

BORROWER:                        HELMERICH & PAYNE INTERNATIONAL
                                 DRILLING CO.,
                                 a Delaware corporation


                                 By:____________________________________________
                                 Name:__________________________________________
                                 Title:_________________________________________


PARENT:                          HELMERICH & PAYNE, INC.,
                                 a Delaware corporation


                                 By:____________________________________________
                                 Name:__________________________________________
                                 Title:_________________________________________


ADMINISTRATIVE AGENT:            BANK OF OKLAHOMA, NATIONAL
                                 ASSOCIATION


                                 By:____________________________________________
                                 Name:__________________________________________
                                 Title:_________________________________________

Notice Address:
Bank of Oklahoma Tower
One Williams Center
Tulsa, Oklahoma 74172
Attn: John M. Tyson, Assistant Vice President
Fax: (918) 280-3368

LENDERS:                         BANK OF OKLAHOMA, NATIONAL
                                 ASSOCIATION


                                 By:____________________________________________
                                 Name:__________________________________________
                                 Title:_________________________________________

Revolving Commitment:
$50,000,000

Notice Address:
Bank of Oklahoma Tower
One Williams Center
Tulsa, Oklahoma 74192
Attn: John M. Tyson, Assistant Vice President
Fax: (918) 280-3368

                                         WELLS FARGO BANK TEXAS, N.A.


                                         By: ________________________________
                                         Name: ______________________________
                                         Title: _____________________________

Revolving Commitment:
$30,000,000

Notice Address:
1000 Louisiana Street, 3rd Floor
Houston, Texas 77002
Attention:  Philip C. Lauinger III, Vice President
FAX:  (713) 739-1087

                                         MIDFIRST BANK


                                         By:____________________________________
                                         Name:__________________________________
                                         Title:_________________________________

Revolving Commitment:
$20,000,000

Notice Address:
321 S. Boston, Suite 104
Tulsa, Oklahoma 74103
Attention:  Ed Fariss, Senior Vice President
FAX:  (918) 587-0369

                                        UMB BANK, N.A.


                                        By:_____________________________________
                                        Name:___________________________________
                                        Title:__________________________________

Revolving Commitment:
$15,000,000

Notice Address:
1437 S. Boulder
Tulsa, Oklahoma 74119
Attention: Richard J. Lehrter,
  Community Bank President
FAX:  (___) ___-____

                                       COMMERCE BANK, N.A.


                                            By: ________________________________
                                            Name: ______________________________
                                            Title: _____________________________

Revolving Commitment:
$10,000,000

Notice Address:
1000 Walnut Street, BB17-1
Kansas City, Missouri  64106
Attention:  David Emley, Assistant Vice President
FAX:  (816) 234-7290